PROSPECTUS/JULY 1, 1999
Like shares of all mutual funds, these securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                            Index

                                              Bond Index Fund
                                              S&P 500 Stock Fund

                 Allocation

Asset Allocation Fund
US Treasury Allocation Fund

Barclays Global Investors, N.A.
A pioneer in asset allocation
and index investing since 1971


                                           BARCLAYS GLOBAL INVESTORS FUNDS, INC.

Table of Contents


INDEX FUND BASICS

         2 Investment Objectives

         3 Principal Investment Strategies

         4 Principal Risk Factors

         6 Investment Returns

         8 Fees and Expenses

ALLOCATION FUND BASICS

         9 Investment Objectives

        10 Principal Investment Strategies

        12 Principal Risk Factors

        13 Investment Returns

        15 Fees and Expenses

FUND DETAILS

        16 Index Funds

        18 Allocation Funds

        20 A Further Discussion of Risk

DETAILS IN COMMON

        21 Management of the Funds

        23 Shareholder Information

        27 Financial Highlights

INDEX FUND BASICS

Investment Objectives/1/

[GRAPHIC APPEARS HERE]
--------------------------------------------------------------------------------
Defining Terms

The total rate of return (also referred to as "total return") takes into account the two elements of an investment's performance: the amount of income it earns from interest or dividend payments and the change in the investment's market price during a given time period (an increase in the price adds to total return, a decrease reduces it). The calculation assumes the reinvestment of all dividends.

The Lehman Brothers Government/Corporate Bond Index tracks the market for high-quality taxable US bonds. It consists of roughly 6,500 different debt issues, each with an issue size of at least $150 million and a remaining time to maturity of one year or more. Issuers include the US government and top-rated "investment grade" corporations.


Bond Index Fund

The Fund seeks to approximate as closely as practicable, before fees and expenses, the total rate of return of the US market for issued and outstanding US government and high-grade corporate bonds as measured by the Lehman Brothers Government/ Corporate Bond Index./2/


S&P 500 Stock Fund

The Fund seeks to approximate as closely as practicable, before fees and expenses, the capitalization-weighted total rate of return of the S&P 500 Index./3/


/1/ Each Fund Invests all of its assets in a separate mutual fund, called a Master Portfolio, that has a substantially similar investment objective. For simplicity's sake, all discussion of investment objectives, strategies and risks of a particular Fund refers also to the objectives, strategies and risks of its Master Portfolio, unless otherwise indicated. A detailed examination of the relationship of the Funds to their Master Portfolios appears on page 21.


/2/ Lehman Brothers, Inc. does not sponsor the Bond Index Fund or the Bond
    Index Master Portfolio, nor is it affiliated in any way with Barclays Global Fund Advisors, the Bond Index Fund or the Master Portfolio.

/3/ S&P does not sponsor, endorse, sell or promote the S&P 500 Stock Fund, the S&P 500 Index Master Portfolio, the Asset Allocation Fund or the Asset Allocation Master Portfolio, nor is it affiliated in any way with Barclays Global Fund Advisors, the Funds or their Master Portfolios. "Standard & Poor's(R)," "S&P(R)," and "S&P 500(R)" are trademarks of McGraw-Hill, Inc., and have been licensed for use by the S&P 500 Stock Fund, the Asset Allocation Fund and their Master Portfolios. S&P makes no representation or warranty, expressed or implied, regarding the advisability of investing in the Funds or their Portfolios.

2  BARCLAYS GLOBAL INVESTORS FUNDS, INC.

Principal Investment Strategies

[GRAPHIC APPEARS HERE]

--------------------------------------------------------------------------------
Defining Terms

The S&P 500 Index is a widely used measure of large US company stock performance. It consists of the common stocks of 500 major corporations selected according to:

 . size
 . frequency and ease by which their stocks trade
 . range and diversity of the American economy

The stocks in the S&P 500 account for nearly three-quarters of the value of all US stocks. In the capitalization-weighted total rate of return, each stock in an index contributes to the index in the same proportion as the value of its shares. Thus, if the shares of Company A are worth twice as much as the shares of Company B, A's return will count twice as much as B's in calculating the index's overall return. This method contrasts with equal weighted return, by which A's performance, B's performance and the performance of every other stock in the index would count the same.

Bond Index Fund

The Fund pursues its objectives by investing in a representative sample of securities that make up the Lehman Brothers Government/Corporate Bond Index and by investing in these securities in proportions that match their index weights.



S&P 500 Stock Fund

The Fund pursues its objectives by investing in all the securities that make up the S&P 500 Index and by investing in these securities in proportions that match their index weights.

                                                            INDEX FUND BASICS  3

Principal Risk Factors

[GRAPHIC APPEARS HERE]

As with any investment, your investment in the Index Funds could lose money or the Funds' performance could trail that of other alternative investments.

Risks of Investing in the Bond Index Fund

 . value of the bonds in which this Fund invests may fall because of a rise in interest rates, which generally reduces the value of bonds, even those issued by the US government

 . value of individual bonds may fall with the decline in a borrower's real or apparent ability to meet its financial obligations

 . prices of bonds may fall in response to economic events or trends

 . bonds that the Funds' investment adviser selects may not match the performance of the market index

 . requirements for cash balances may exert a drag on overall Fund performance

 . issuer may be unable to make interest payments or repay principal on time and the bond could lose all of its value, or be renegotiated at a lower interest rate or principal amount

 . no attempt is made to individually select bonds because the Bond Index Master
  Portfolio is managed by determining which securities are to be purchased or sold to maintain, to the extent feasible, a representative sample of securities in the Lehman Brothers Government/Corporate Bond Index

Risks of Investing in the S&P 500 Stock Fund

 . prices of the stocks in which this Fund invests may decline

 . prices of stocks may fall in response to economic events or trends

 . requirements for cash balances may exert a drag on overall Fund performance

 . no attempt is made to individually select stocks because the S&P 500 Index
  Master Portfolio is managed by determining which securities are to be purchased or sold to replicate, to the extent feasible, the S&P 500 Index

4  BARCLAYS GLOBAL INVESTORS FUNDS, INC.

Investments in either of the Index Funds discussed in this prospectus are not bank deposits or obligations of Barclays Global Fund Advisors (BGFA) or Barclays Global Investors, N.A. (BGI) or their affiliates. They are not guaranteed or endorsed by the Federal Deposit Insurance Corporation or any other government agency.

Who May Want to Invest in the Funds

The Index Funds are designed for investors who desire a convenient way to invest either in a broad spectrum of US large-cap stocks (the S&P 500 Stock
Fund) or bonds issued in the United States (the Bond Index Fund). Although these markets have increased in value over the long term, they have also decreased over the short-term. This volatility is particularly characteristic of stocks.

The Index Funds do not by themselves constitute a balanced investment program. Diversifying your investments by buying shares in both Funds or in other funds may improve your long-term return as well as reduce short-term volatility.


                                                            INDEX FUND BASICS  5

Investment Returns

[GRAPHIC APPEARS HERE]

Total Returns

The bar charts and tables in this section provide some indication of the risks of investing in either of the Funds by showing the changes in their performance from year to year. The bar charts show the returns for each Fund for each full calendar year since inception. The average annual return tables compare each Fund's average annual return with the return of a corresponding index for one and five years and since inception. How the Funds have performed in the past is not necessarily an indication of how the Funds will perform in the future.

[BOND INDEX FUND CHART APPEARS HERE]


                           [BAR CHART APPEARS HERE]

Bond Index Fund
Year-By-Year Returns

          1994   -3.76%
          1995   18.80%
          1996    2.13%
          1997    9.77%
          1998    9.34%

*The Bond Index Fund's year-to-date return as of March 31, 1999 was 1.34%.

The highest and lowest quarterly returns for the Bond Index Fund for the periods covered by the bar charts above are listed below:

      Highest Quarterly                                    Lowest Quarterly
      Return: 2nd Qtr '95                                  Return: 1st Qtr '94
             6.50%                                               -2.87%

6  BARCLAYS GLOBAL INVESTORS FUNDS, INC.

[BAR CHART APPEARS HERE]

S&P 500 Fund
Year-By-Year Returns

          1994    0.78%
          1995   37.15%
          1996   22.62%
          1997   33.07%
          1998   28.41%


*The S&P 500 Stock Fund's year-to-date return as of March 31, 1999 was 4.80%.

The highest and lowest quarterly returns for the S&P Stock Fund for the periods covered by the bar charts above are listed below:

      Highest Quarterly                                    Lowest Quarterly
      Return: 4th Qtr '98                                  Return: 3rd Qtr '98
            21.31%                                               -9.93%

-----------------------------------------------------------------------------------------
  BOND INDEX FUND AVERAGE ANNUAL TOTAL RETURNS (AS OF DECEMBER 31, 1998)
-----------------------------------------------------------------------------------------
                                                                          SINCE INCEPTION
                              ONE YEAR             FIVE YEARS             (JULY 2, 1993*)
-----------------------------------------------------------------------------------------
  Bond Index Fund              9.34%                 6.98%                     6.77%
-----------------------------------------------------------------------------------------
  Lehman Brothers
  Government/Corporate
  Bond Index                   9.47%                 7.30%                     7.19%
-----------------------------------------------------------------------------------------

*The Lehman Brothers Government/Corporate Bond Index is calculated from June 30, 1993.

-----------------------------------------------------------------------------------------
  S&P 500 STOCK FUND AVERAGE ANNUAL TOTAL RETURNS (AS OF DECEMBER 31, 1998)
-----------------------------------------------------------------------------------------
                                                                         SINCE INCEPTION
                             ONE YEAR             FIVE YEARS             (JULY 2, 1993*)
----------------------------------------------------------------------------------------
  S&P 500 Stock Fund          28.41%                23.69%                   22.56%
----------------------------------------------------------------------------------------
  S&P 500 Index               28.58%                24.06%                   22.68%
-----------------------------------------------------------------------------------------

*The S&P 500 Index is calculated from June 30, 1993.

                                                           INDEX FUND BASICS  7

Fees and Expenses

The table below describes the fees and expenses that you may pay if you buy and hold shares in either the S&P 500 Stock Fund or the Bond Index Fund. The expenses are deducted from Fund assets, which means you pay them indirectly.

------------------------------------------------------------
  ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED
  FROM FUND ASSETS)
------------------------------------------------------------
                          Bond Index Fund S&P 500 Stock Fund
------------------------------------------------------------
  Management fees              0.08%            0.05%
------------------------------------------------------------
  Other expenses               0.15%            0.15%
------------------------------------------------------------
  Total annual fund
  operating expenses*          0.23%            0.20%
------------------------------------------------------------

*Total annual Fund operating expenses in the above table and the following example reflect the expenses of both the Funds and the Master Portfolios in which they invest.

Example

The example below is intended to help you compare each Fund's costs with those of other mutual funds. The example illustrates the costs you would have incurred on an initial $10,000 investment in each of the Funds over the time periods shown. It assumes your investment earns an annual return of 5% over the periods and that the Funds' operating expenses remain the same.

The Funds do not charge a sales load or other fee upon redemption. This means that your expenses for each period would be the same whether or not you sell your shares at the end of a period. Your actual costs may be higher or lower than this hypothetical example.

-----------------------------------------------------
                      1 YEAR 3 YEARS 5 YEARS 10 YEARS
-----------------------------------------------------
  Bond Index Fund      $24     $74    $130     $293
-----------------------------------------------------
  S&P 500 Stock Fund   $20     $64    $113     $255
-----------------------------------------------------

8  BARCLAYS GLOBAL INVESTORS FUNDS, INC.

ALLOCATION FUND BASICS

Investment Objectives

[GRAPHIC APPEARS HERE]

Asset Allocation Fund

The Fund seeks a high level of long-term total return, consisting of capital appreciation and current income, consistent with a reasonable level of risk.

US Treasury Allocation Fund

The Fund seeks a high level of long-term total return, consisting of capital appreciation and current income, consistent with a reasonable level of risk.

                                                       ALLOCATION FUND BASICS  9

Principal Investment Strategies

[GRAPHIC APPEARS HERE]
--------------------------------------------------------------------------------
Defining Terms

Money market investments generally consist of high-quality debt securities with remaining maturities of 397 days (about 13 months) or less, and dollar weighted average maturity of 90 days or less, including US government obligations, domestic and foreign bank obligations, short-term corporate debt, repurchase agreements and time deposits.

Asset Allocation Fund

The Asset Allocation Fund attempts to improve on the markets' long-term risk-and-return tradeoff by shifting its investments among markets in response to changes in the investment environment.

The Fund invests in a changing mix of S&P 500 stocks, long-term Treasury bonds, and money market investments. In its stock investments, the Asset Allocation Fund seeks to approximate the return of the S&P 500 Index, before fees and expenses by investing in substantially all of the stocks that comprise the S&P 500 Index in the same proportion as they are reflected in the index. In its bond investments, the Fund seeks to approximate the return of the Lehman Brothers 20-Year Treasury Index, a subset of the Lehman Brothers Government/Corporate Bond Index before fees and expenses.

The Fund attempts to benefit from the changing relative values of different investment classes. If, for instance, the value of long-term Treasury bonds appears low compared with its typical relationship to US stock values, the Fund will emphasize Treasury bond investments over stocks in the expectation of rising bond prices relative to stock prices--or of stock prices falling relative to bonds prices.

10  BARCLAYS GLOBAL INVESTORS FUNDS, INC.

--------------------------------------------------------------------------------
Defining Terms

The Lehman Brothers Intermediate Government Bond Index consists of all US government bond issues with maturities of one to ten years from their issue date and an issue size of at least $150 million.

Long-term US Treasury bonds are Treasury obligations with maturities of at least 20 years from the issue date.

Intermediate-term US Treasury notes are Treasury obligations with maturities between one and ten years from their issue date.

Short-term US Treasury bills are Treasury obligations with maturities of one year or less from their issue date.

A spread is the difference between returns on securities of the same quality but of different maturities.

US Treasury Allocation Fund

The US Treasury Allocation Fund shifts its investments among bonds of varying maturities in response to measured changes in the investment environment. Before fees, the Fund seeks returns that will, over time, exceed the returns of its benchmark, the Lehman Brothers Intermediate Government Bond Index.

The Fund invests in a mix of US Treasury long-term bonds, intermediate-term notes and short-term bills. Over time, these securities tend toward a relatively stable relationship with one another. Those securities with longer maturities offer greater interest income than those with shorter maturities, but sometimes current market considerations upset the relationship. Long-term bonds may still pay a higher rate of interest than, say, intermediate-term notes, but not as high as usual. By the same token, the spread between the two maturity classes may be wider than usual. The Fund attempts to take advantage of these changes to boost its return above that of the Lehman Brothers Intermediate Government Bond Index.

                                                       ALLOCATION FUND BASICS 11

Principal Risk Factors

[GRAPHIC APPEARS HERE]

As with any investment, your investment in the Allocation Funds could lose money or the Funds' performance could trail that of other alternative investments.

Risks of Investing in the Asset Allocation Fund

 . prices of the stocks in which the Funds invest may decline

 . value of the bonds in which the Funds invest may fall because of a rise in interest rates, which generally reduces the value of bonds, even those issued by the US government

 . prices of stocks and bonds may fall in response to economic events or trends

 . the Funds' investment allocation may not perform in line with expectations

 . requirements for cash balances may exert a drag on overall Fund performance

 . no attempt is made to individually select investments because the Asset
  Allocation Master Portfolio's asset mix is determined by its investment model

Risks of Investing in the US Treasury Allocation Fund

 . prices of Treasury bonds may fall in response to economic events or trends

 . the Funds' investment allocation may not perform to expectations

 . requirements for large cash balances may exert a drag on overall Fund performance.

Investments in either of the Allocation Funds discussed in this prospectus are not bank deposits or obligations of BGFA, BGI or their affiliates. They are not guaranteed or endorsed by the Federal Deposit Insurance Corporation or any other government agency.

Who May Want to Invest in the Funds

The Allocation Funds are designed for longer-term investors. They operate on the premise that, over time, the allocation and reallocation of capital across different classes of investments will produce better returns than a static buy-and-hold allocation. The Funds may not be appropriate for investors desiring above-market short-term returns.

12  BARCLAYS GLOBAL INVESTOR FUNDS, INC.

Investment Returns

[GRAPHIC APPEARS HERE]

Total Returns

The bar charts and tables in this section provide some indication of the risks of investing in either of the Funds by showing the changes in their performance from year to year. The bar charts show the returns for each Fund for each full calendar year since inception. The average annual return tables compare each Fund's average annual return with the return of a corresponding index for one and five years and since inception. How the Funds have performed in the past is not necessarily an indication of how the Funds will perform in the future.

[BAR CHART APPEARS HERE]

Asset Allocation Fund
Year-By-Year Returns

          1994   -2.65%
          1995   29.16%
          1996   11.84%
          1997   22.32%
          1998   25.64%

* The Asset Allocation Fund's year-to-date return for the quarter ending March 31, 1999 was 2.57%.

The highest and lowest quarterly returns for the Asset Allocation Fund for the periods covered by the bar charts above are listed below:

      Highest Quarterly                                    Lowest Quarterly
      Return: 4th Qtr '98                                  Return: 3rd Qtr '98
            15.97%                                               -5.50%

                                                  ALLOCATION FUND BASICS  13

[BAR GRAPH APPEARS HERE]

US Treasury Allocation Fund
Year-By-Year Returns

          1994   -6.34%
          1995   15.43%
          1996    3.81%
          1997    7.45%
          1998    6.05%


* Treasury Allocation Fund's year-to-date return for the quarter ending March 31, 1999 was -0.13%.

The highest and lowest quarterly returns for the U.S. Treasury Allocation Fund for the periods covered by the bar charts above are listed below:

      Highest Quarterly                                    Lowest Quarterly
      Return: 2nd Qtr '95                                  Return: 1st Qtr '94
             5.11%                                               -4.63%

----------------------------------------------------------------------------------------
  ASSET ALLOCATION FUND AVERAGE ANNUAL TOTAL RETURNS (AS OF DECEMBER 31,
  1998)
----------------------------------------------------------------------------------------
                                                                         SINCE INCEPTION
                             ONE YEAR             FIVE YEARS             (JULY 2, 1993*)
----------------------------------------------------------------------------------------
  Asset Allocation
  Fund                        25.64%                16.66%                   16.15%
----------------------------------------------------------------------------------------
  S&P 500 Index               28.58%                24.06%                   22.68%
----------------------------------------------------------------------------------------
  Lehman Brothers
  Long Government
  Index                       14.22%                 9.73%                    9.74%
----------------------------------------------------------------------------------------
  Asset Allocation
  Benchmark**                 23.63%                18.44%                   17.64%
----------------------------------------------------------------------------------------

*The S&P 500 Index, the Lehman Brothers Long Government Index and the Asset Allocation Benchmark are calculated from June 30, 1993.
**The Asset Allocation Benchmark represents the return of a blended index consisting of 60% S&P 500 stocks and 40% Lehman Brothers Long Government Index bonds.

----------------------------------------------------------------------------------------
  US TREASURY ALLOCATION FUND AVERAGE ANNUAL TOTAL RETURNS (AS OF DECEMBER
  31, 1998)
----------------------------------------------------------------------------------------
                                                                         SINCE INCEPTION
                             ONE YEAR             FIVE YEARS             (JULY 2, 1993*)
----------------------------------------------------------------------------------------
  US Treasury
  Allocation Fund             6.05%                 5.04%                     5.51%
----------------------------------------------------------------------------------------
  Lehman Brothers US
  Government
  Intermediate Index          8.49%                 6.45%                     6.28%
----------------------------------------------------------------------------------------

*The Lehman Brothers US Government Intermediate Index is calculated from June 30, 1993.

14  BARCLAYS GLOBAL INVESTOR FUNDS, INC.

Fees and Expenses



The table below describes the fees and expenses that you may pay if you buy and hold shares in either the Asset Allocation Fund or the US Treasury Allocation Fund. The expenses are deducted from Fund assets, which means you pay them indirectly.

-----------------------------------------------------------
  ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE
  DEDUCTED FROM FUND ASSETS)
-----------------------------------------------------------
                            Asset           US Treasury
                            Allocation Fund Allocation Fund
-----------------------------------------------------------
  Management fees                0.35%           0.30%
-----------------------------------------------------------
  Other expenses                 0.40%           0.40%
-----------------------------------------------------------
  Total annual Fund
  operating expenses*            0.75%           0.70%

*Total annual Fund operating expenses in the above table and the following example reflect the expenses of both the Funds and the Master Portfolios in which they invest.

Example

The example below is intended to help you compare each Fund's costs with those of other mutual funds. The example illustrates the costs you would have incurred on an initial $10,000 investment in each of the Funds over the time periods shown. It assumes your investment earns an annual return of 5% over the periods, and that the Funds' operating expenses remain the same.

The Funds do not charge sales load or other fee upon redemption. Your expenses for each period would be the same whether or not you sell your shares at the end of a period. Your actual costs may be higher or lower than this hypothetical example.

----------------------------------------------------------
                           1 YEAR 3 YEARS 5 YEARS 10 YEARS
----------------------------------------------------------
  Asset Allocation Fund     $77    $240    $417     $930
----------------------------------------------------------
  US Treasury
  Allocation Fund           $72    $224    $390     $871
----------------------------------------------------------

                                                 ALLOCATION FUND BASICS   15

FUND DETAILS

Index Funds

--------------------------------------------------------------------------------
Defining Terms

BGFA, a subsidiary of BGI, serves as the Funds' Investment Adviser. BGFA makes the day-to-day decisions on buying and selling securities for the Funds and BGI conducts the research leading to those decisions. Responsible for some $615 billion of global investments, BGI is the world's largest asset manager for institutions, such as major endowments, and corporate and government pension plans. BGI has pioneered research in asset allocation, indexed investing and investment modeling since 1971. To make this expertise available to individual investors, BGFA introduced its first index and asset allocation mutual funds in 1993.

A bond's coupon rate is the interest rate it pays based on its face value.

A Further Discussion of Investment Objectives

The Index Funds seek to come within 95% of a market index's total return, before fees and expenses, in falling as well as rising markets. They do not seek to "beat" the markets they track and do not seek temporary defensive positions when markets appear overvalued. BGFA, the Master Portfolios' Investment Adviser, makes no attempt to apply economic, financial or market analysis when managing the Fund portfolios. BGFA selects securities because they will help the Funds achieve returns corresponding to index returns. Including a security among a Fund's holdings implies no opinion as to its attractiveness as an investment.

Investing in Indexes

Investors look to indexes as a standard of market performance. Indexes are model portfolios, that is, groups of stocks or bonds selected to represent an entire market. One way an index fund seeks to match an index's performance, before fees and expenses, is by buying and selling all of the index's securities in the same proportion as they are reflected in the index. This is what the S&P 500 Stock Fund does.

The Bond Index Fund has a more difficult task. As a practical matter, it would be inefficient to hold each of the 6,500 securities included in the Lehman Brothers Government/Corporate Bond Index. It can, however, substantially replicate the index's profile by holding a sample of the 6,500 securities. It may, for example, hold US government obligations and corporate bonds in a similar proportion to the index. And it can match such index features as:

 . average time to maturity for both government and corporate debt

 . bonds' coupon rate

 . economic sectors represented by the bonds in the Fund's index are in roughly the same proportion that they are represented in the entire index

16  BARCLAYS GLOBAL INVESTOR FUNDS, INC.

--------------------------------------------------------------------------------
Defining Terms

Some corporate bonds are callable, which means the borrower has the right to repay them before maturity. This feature usually benefits borrowers, since they can pay off the bonds when interest rates have fallen. But it puts bondholders at a disadvantage, since they have to reinvest the proceeds of the repayment at a time when they may earn less interest income. As a result, lenders generally demand a higher interest rate from callable bonds.

 . creditworthiness of corporate bonds (matching the creditworthiness of US government bonds is not a relevant consideration, since all US government debt qualifies for the highest credit ratings)

 . whether or not corporate bonds that it holds are callable

Although this approach has proven an effective means of approximating index performance in the past, the Fund's holdings are not expected to track index performance with the accuracy achieved by completely replicating an index.

                                                           FUND DETAILS   17

Allocation Funds

A Further Discussion of Investment Objectives

The Asset Allocation Fund and the US Treasury Allocation Fund both seek to achieve, over the long term, a high level of total return consistent with reasonable risk.

Asset Allocation Fund Investment Model

The Asset Allocation Fund's asset mix is determined by a sophisticated mathematical model developed in 1973 that has since been continually refined. BGFA's investment professionals conduct ongoing research to enhance the model and ensure that it is keeping pace with the constantly changing financial markets. Using this model, BGFA gains a consistent and objective structure for making investment decisions. Unlike traditional investment funds that employ individual portfolio managers who make decisions on a more subjective basis, BGFA applies a scientific approach to investing through the use of mathematical models.

The model for the Asset Allocation Fund incorporates the following factors:

 . comprehensive data on stock, Treasury bond and money market expected returns

 . probable risk of losses in each of these markets

 . information on how these risks correlate: whether, for example, Treasury bonds' cyclical ups and downs have tended to moderate or amplify the cyclical ups and downs in S&P 500 stocks

The model generates a recommended asset mix that is evaluated by a team of investment professionals. The allocation may shift significantly in response to changing market and economic conditions.

18  BARCLAYS GLOBAL INVESTOR FUNDS, INC.

US Treasury Allocation Fund Investment Model

A similar model determines investment strategy for the US Treasury Allocation Fund, but it concentrates its analysis on maturity classes of Treasury securities. It combines:

 . comprehensive return data

 . statistically predictable variations from expected returns (these variations have led to reduced returns but rarely losses in the Treasury securities market, which is typically more stable than the market for stocks)

 . information on how varying returns correlate--what impact, for example, have reduced returns for short-term bills had on returns for long-term bonds

Unlike the Asset Allocation model, transaction costs help determine modifications in the US Treasury Allocation. The opportunities for additional return are relatively small in a stable market like US Treasury securities, so the investment adviser decides whether or not the cost of buying and selling securities outweighs the potential gains identified by the model. The Fund, under normal market conditions, will have at least 65% of the value of its total assets invested in US Treasury bonds, notes and bills.


                                                           FUND DETAILS   19

A Further Discussion of Risk

--------------------------------------------------------------------------------
Defining Terms

Index futures contracts are standardized agreements between two parties that commit one party to sell and the other party to buy a stipulated quantity of a market index at a set price on or before a given date in the future. The seller never actually delivers "shares" of the index or shares of all the stocks in the index. Instead, the buyer and the seller settle the difference in cash between the contract price and the market price on the agreed-upon date--the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher.

In addition to the principal risks of investing described above under Principal Risk Factors, the Index and Allocation Funds have the following additional risks.

Derivatives

A derivative is a financial contract whose value depends on, or is derived from, the value of an underlying asset such as a security or an index. Index futures contracts are considered derivatives because they derive their value from the prices of the indexes. Both Index and Allocation Funds may invest in index futures contracts. This tactic can reduce the costs associated with direct investing. It also allows the Funds to approach the returns of a fully invested portfolio while keeping cash on hand, either in anticipation of shareholder redemptions or because they have not yet invested new shareholder money. The floating rate or variable rate bonds that the Funds may purchase are also considered derivatives. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices.

Year 2000 Risk

Most of the services provided to the Funds depend on the smooth functioning of computer systems. Any failure of these systems to recognize and adapt to dates in the year 2000 could hamper Fund operations and services. The Funds' principal service providers have informed the Funds that they are working on upgrades and changes to their systems as necessary and they expect their systems to be ready in time. But there can be no assurance of success. Moreover, since year 2000 issues can affect virtually every organization, the companies or entities in which the Funds invest or the value of their securities could also be negatively affected.

For a further discussion of Fund risks, please refer to the Funds' Statement of Additional Information, which is incorporated by reference and is available free of charge from your shareholder servicing agent or directly by calling 1 888 204 3956.

20  BARCLAYS GLOBAL INVESTOR FUNDS, INC.

DETAILS IN COMMON

Management of the Funds Investment Adviser

The Funds are feeder funds that invest all of their assets in similarly named Master Portfolios with substantially identical investment objectives, strategies and policies. BGFA provides investment guidance and policy direction for each of the Master Portfolios. For its services to the Master Portfolios in the last fiscal year, BGFA received annual fees based on the following annual rates of each Master Portfolio's average daily net assets:


----------------------------------------------------
  FUND                         ANNUAL MANAGEMENT FEE
----------------------------------------------------
  Bond Index Fund                      0.08%
----------------------------------------------------
  S&P 500 Stock Fund                   0.05%
----------------------------------------------------
  Asset Allocation Fund                0.35%
----------------------------------------------------
  US Treasury Allocation Fund          0.30%
----------------------------------------------------

Unlike many traditional actively managed investment funds, there is no single portfolio manager who makes investment decisions for the Funds. Instead, Index Funds track their respective indexes, and a team of investment professionals evaluate recommendations made by BGFA's mathematical models for the Allocation Funds. The process reflects BGFA's commitment to an objective and consistent investment management structure.

BGFA is located at 45 Fremont Street, San Francisco, California 94105. It is a wholly owned subsidiary of BGI, which in turn is an indirect subsidiary of Barclays Bank PLC. BGI, and its affiliates, is the world's largest manager of institutional investment assets. As of December 31, 1998, BGI and its affiliates, including BGFA, provided investment advisory services for assets worth in excess of $615 billion. BGI, BGFA, Barclays Bank and their affiliates deal, trade and invest for their own accounts in the types of securities in which the Funds' Master Portfolios may also invest. BGFA does not use inside information in making investment decisions on behalf of the Master Portfolios.

                                                     DETAILS IN COMMON   21

Administrative Services

The Funds' co-administrators, BGI and Stephens Inc., a full service broker/dealer, provide services related to:

 . management of the Funds' non-investment operations

 . preparation of reports for each Fund's Board of Directors

 . preparation of reports required by the Securities and Exchange Commission and required filings with state securities commissions

 . preparation of proxy statements and shareholder reports

BGI and Stephens are entitled to receive a combined annual fee based on the following rates of each Fund's average daily net assets in the last fiscal year. In return for this fee, BGI and Stephens have also agreed to absorb all expenses of the Funds and the Master Portfolios other than the investment advisory fee, extraordinary expenses, brokerage and other expenses connected to the execution of portfolio transactions and certain expenses which are borne by the Fund.

--------------------------------------------------------
  FUND                         ANNUAL ADMINISTRATIVE FEE
--------------------------------------------------------
  Bond Index Fund                        0.15%
--------------------------------------------------------
  S&P 500 Stock Fund                     0.15%
--------------------------------------------------------
  Asset Allocation Fund                  0.40%
--------------------------------------------------------
  US Treasury Allocation Fund            0.40%

22  BARCLAYS GLOBAL INVESTOR FUNDS, INC.

Shareholder Information

--------------------------------------------------------------------------------
Defining Terms

The Funds have appointed shareholder servicing agents to service individual Fund accounts. In addition to distributing shares to eligible investors, shareholder servicing agents may answer shareholder inquiries, keep records, and provide reports on the status of individual accounts. The Funds do not charge extra for these services but compensate shareholder servicing agents from the fees the Funds receive for their operating expenses.

Investors Bank & Trust is the Funds' custodian, transfer agent and dividend disbursing agent.

The amortized cost method marks down any premium, or marks up any discount, on short-term debt that the Funds buy at a constant rate until maturity. It does not reflect daily fluctuations in market value.

Additional shareholder information, including how to buy and sell shares of the Fund, is available free of charge by calling toll-free 1 888 204 3956.

Who is Eligible to Invest
To be eligible to purchase Index or Allocation Fund shares, you must:

 . invest through an employer-sponsored or individual retirement savings plan

 . invest the proceeds rolled over from such plan into an Individual
  Retirement Account

 . maintain an account with BGI or one of the Funds' shareholder servicing agents authorized to sell and service Fund shares, or

 . invest a minimum of $1 million directly through BGI

Calculating the Funds' Share Price

Investors Bank & Trust (IBT) calculates each Fund's share price (also known as a Fund's net asset value) in accordance with the standard formula for valuing mutual fund shares at the close of regular trading (normally 4pm Eastern time) every day the New York Stock Exchange is open. The formula calls for deducting all of a Fund's liabilities from the total value of its assets--the market value of the securities it holds, plus cash reserves--and dividing the result by the number of shares outstanding. IBT values most of the securities in the Funds at their current market prices. If such prices are not readily available, IBT uses estimates of the securities' fair value in accordance with guidelines approved by the Master Portfolios' Boards of Trustees. Bonds and notes with remaining maturities of 60 days or less are valued according to the amortized cost method.

The price at which a purchase or redemption is made is based on the next calculation of net asset value after the order is placed. An exchange of a Fund's shares for shares of another BGI Fund will be treated as a sale of the Fund's shares and any gain on the transaction may be subject to federal income tax.

Dividends and Distributions

The S&P 500 Stock Fund pays out dividends to investors every quarter. The Bond Index Fund, the Asset Allocation Fund and the US Treasury Allocation Fund pay


                                                      DETAILS IN COMMON   23
dividends to investors on a monthly basis. All the Funds distribute their capital gains, if any, to stockholders annually. The Funds automatically reinvest dividends and distributions, acquiring additional shares at net asset value, unless you request payment in cash.

Taxes

The Funds' shareholders, not the Funds themselves, ordinarily pay taxes on the Funds' net investment income and capital gains through distribution of such income and gains by the Funds to their shareholders. You will owe the taxes whether or not you choose to receive distributions in cash or to have them reinvested in Fund Shares.

The amount of taxes you owe will vary from year to year, based on the amount of dividends of net investment income and capital gain distributions the Funds pay out. Normally, the taxes will be due in the year dividends and distributions are paid. However, when dividends and distributions are declared in the last three months of a year and paid in January of the next year, they are taxable as if paid on December 31 of the first year.

Dividends and capital gain distributions usually create the following tax liability:

-----------------------------------------------------------------------------
  TRANSACTION                  TAX STATUS
-----------------------------------------------------------------------------
  Income dividends             Ordinary income
-----------------------------------------------------------------------------
  Short-term capital gain
  distribution                 Ordinary income
-----------------------------------------------------------------------------
  Long-term capital gain
  distribution                 Capital gain
-----------------------------------------------------------------------------

In addition, if you sell or exchange your Fund shares you may have a taxable gain or loss, depending on what you paid for your shares and what you receive for them (or how you are treated as receiving in the case of exchanges).

-----------------------------------------------------------------------------
  TRANSACTION                  TAX STATUS
-----------------------------------------------------------------------------
  You sell shares owned for
  more than one year           Capital gain or loss
-----------------------------------------------------------------------------
  You sell shares owned for    Gains treated as ordinary
  one year or less             income,
                               losses subject to special
                               rules
-----------------------------------------------------------------------------

24  BARCLAYS GLOBAL INVESTOR FUNDS, INC.

If you buy Fund shares shortly before it makes a distribution, you will, in effect, receive part of your purchase back in the distribution, which is subject to tax. Similarly, if you buy shares of a Fund that holds appreciated securities, you will, in effect, receive part of your purchase back in a taxable distribution if and when the Fund sells the securities and realizes gain on the sale. All of the Funds have built up, or have the potential to build up, high levels of unrealized appreciation in their investments.

After December 31 of a year, the Funds will send you a notice that tells you how much you've received in dividends and distributions during the year and their federal tax status. You could also be subject to foreign, state and local taxes on such dividends and distributions.

The Funds are required to withhold 31% as "backup withholding" on any payments to you by them (including amounts deemed paid in the case of exchanges) if you haven't given us a correct Taxpayer Identification Number (TIN) and certified that the TIN is correct and withholding doesn't apply, the Internal Revenue Service (IRS) notifies the Funds that your TIN given to us is incorrect or the IRS informs us that you are otherwise subject to backup withholding. You may also be subject to IRS penalties if you give us an incorrect TIN. Any amounts withheld can be applied against your federal income tax liability.

In general, the Funds are also required to withhold on dividends paid to foreign shareholders.

Tax considerations for tax-deferred accounts, such as benefit plans or non-taxable entities, will be different.

Because each investor's tax circumstances are unique and because tax laws are subject to change, it is recommended that you consult your tax advisor about your investment.

Master/Feeder Mutual Fund Structure

The Funds do not have their own investment adviser. Instead, each Fund invests all of its assets in a separate mutual fund, called a Master Portfolio, that has substantially similar investment objectives, strategies and policies as the individual Funds. BGFA serves as investment adviser to each Master Portfolio. The Master Portfolios may accept investments from other feeder funds. Certain actions involving other feeder funds, such as a substantial withdrawal, could affect the Master Portfolio.

                                                      DETAILS IN COMMON   25

Feeder Fund Expenses. The feeders bear the Master Portfolio's expenses in proportion to the amount of assets each invests in the Portfolio. Each feeder can set its own transaction minimums, fund-specific expenses and conditions.

Feeder Fund Rights. Under the master/feeder structure, each Fund's Board of Directors retains the right to withdraw the Fund's assets from the Master Portfolio if it believes doing so is in the shareholders' best interests. If the Directors withdraw the Fund's assets, they would then consider whether the Fund should hire its own investment adviser, invest in another master portfolio or take other action.

26  BARCLAYS GLOBAL INVESTOR FUNDS, INC.

Financial Highlights

           The tables below provide a picture of each Fund's financial performance since inception. The per share information reflects financial results for a single Fund share. The total returns in the tables represent the rates of return that an investor would have earned or lost on an investment in each of the Funds, assuming reinvestment of all dividends and distributions. The information has been audited by KPMG LLP, independent auditors, whose report, along with the Funds' financial statements, is included in the Funds' annual reports. You may obtain copies of the annual reports at no cost by calling toll-free 1 888 204 3956, 8am to 5pm Eastern time, Monday through Friday.

-----------------------------------------------------------------------------
                                       ASSET ALLOCATION FUND
-----------------------------------------------------------------------------
                       Year Ended Year Ended Year Ended Year Ended Year Ended
                       2/28/99    2/28/98    2/28/97    2/28/96    2/28/95
-----------------------------------------------------------------------------
  Net Asset Value,
  Beginning of
  Period                  $13.50     $12.12     $11.83      $9.93     $10.19
-----------------------------------------------------------------------------
  Income From
  Investment
  Operations:
  Net Investment
  Income (Loss)             0.26       0.44       0.47       0.40       0.44
  Net Realized and
  Unrealized Gain
  (Loss) on
  Investments               2.07       2.68       1.02       1.90     (0.14)
-----------------------------------------------------------------------------
  Total From
  Investment
  Operations                2.33       3.12       1.49       2.30       0.30
-----------------------------------------------------------------------------
  Less
  Distributions:
  From Net
  Investment
  Income                  (0.26)     (0.44)     (0.47)     (0.40)     (0.44)
  From Net
  Realized Gains          (1.50)     (1.30)     (0.73)       0.00     (0.12)
-----------------------------------------------------------------------------
  Total
  Distributions           (1.76)     (1.74)     (1.20)     (0.40)     (0.56)
-----------------------------------------------------------------------------
  Net Asset Value,
  End of Period           $14.07     $13.50     $12.12     $11.83      $9.93
-----------------------------------------------------------------------------
  Total Return
  (Not Annualized)        17.83%     27.10%     13.09%     23.54%      3.28%
-----------------------------------------------------------------------------
  Ratios/Supplemental
  Data:
  Net Assets, End
  of Period (000)       $599,093   $534,746   $431,585   $397,930   $293,696
  Number of Shares
  outstanding, End
  of Period (000)         42,578     39,601     35,613     33,634     29,585
-----------------------------------------------------------------------------
  Ratios to
  Average Net
  Assets+:
  Ratio of
  Expenses to
  Average Net
  Assets(/1/)              0.75%      0.75%      0.75%      0.75%      0.75%
  Ratio of Net
  Investment
  Income (Loss) to
  Average Net
  Assets(/2/)              1.84%      3.37%      3.95%      3.62%      4.62%
-----------------------------------------------------------------------------
  Portfolio
  Turnover++                 33%        57%        43%        40%       24%*
-----------------------------------------------------------------------------
  (/1/)Ratio of
  expenses to
  average net
  assets prior to
  waived fees and
  reimbursed
  expenses                   N/A        N/A        N/A        N/A      0.76%
  (/2/)Ratio of
  net investment
  income (loss) to
  average net
  assets prior to
  waived fees and
  reimbursed
  expenses                   N/A        N/A        N/A        N/A      4.61%
-----------------------------------------------------------------------------

                                                         DETAILS IN COMMON  27

-----------------------------------------------------------------------------
                                          BOND INDEX FUND
-----------------------------------------------------------------------------
                       Year Ended Year Ended Year Ended Year Ended Year Ended
                       2/28/99    2/28/98    2/28/97    2/28/96    2/28/95
-----------------------------------------------------------------------------
  Net Asset Value,
  Beginning of
  Period                   $9.73     $9.43       $9.66     $9.20      $9.76
-----------------------------------------------------------------------------
  Income From
  Investment
  Operations:
  Net Investment
  Income (Loss)             0.60      0.64        0.63      0.64       0.64
  Net Realized and
  Unrealized Gain
  (Loss) on
  Investments                 --      0.30      (0.23)      0.46     (0.56)
-----------------------------------------------------------------------------
  Total From
  Investment
  Operations                0.60      0.94        0.40      1.10       0.08
-----------------------------------------------------------------------------
  Less
  Distributions:
  From Net
  Investment
  Income                  (0.60)    (0.64)      (0.63)    (0.64)     (0.64)
  From Net
  Realized Gains              --      0.00        0.00      0.00       0.00
-----------------------------------------------------------------------------
  Total
  Distributions           (0.60)    (0.64)      (0.63)    (0.64)     (0.64)
-----------------------------------------------------------------------------
  Net Asset Value,
  End of Period            $9.73     $9.73       $9.43     $9.66      $9.20
-----------------------------------------------------------------------------
  Total Return
  (Not Annualized)         6.24%    10.36%       4.32%    12.17%      1.12%
-----------------------------------------------------------------------------
  Ratios/Supplemental
  Data:
  Net Assets, End
  of Period (000)       $126,733   $93,776    $129,469   $58,090    $18,593
  Number of Shares
  Outstanding, End
  of Period (000)         13,021     9,639      13,736     6,016      2,020
-----------------------------------------------------------------------------
  Ratios to
  Average Net
  Assets+:
  Ratio of
  Expenses to
  Average Net
  Assets(/1/)              0.23%     0.23%       0.23%     0.23%      0.23%
  Ratio of Net
  Investment
  Income (Loss) to
  Average Net
  Assets(/2/)              6.10%     6.66%       6.69%     6.67%      7.08%
-----------------------------------------------------------------------------
  Portfolio
  Turnover++                 28%       59%         39%       21%       14%*
-----------------------------------------------------------------------------
  (/1/)Ratio of
  expenses to
  average net
  assets prior to
  waived fees and
  reimbursed
  expenses                   N/A       N/A        0.32%     0.53%     0.71%
  (/2/)Ratio of
  net investment
  income (loss) to
  average net
  assets prior to
  waived fees
  and reimbursed
  expenses                   N/A       N/A        6.60%     6.37%     6.61%
-----------------------------------------------------------------------------

* This rate is for the period from March 1, 1994 to May 25, 1994. As of May 26, 1994 the Funds invest all of their assets in the corresponding Master Portfolio. Portfolio turnover after May 26, 1994 is reported by the Master Portfolio.

+ These ratios include expenses charged to the corresponding Master Portfolio.

++Represents the portfolio turnover of each Fund's corresponding Master
Portfolio.

28  BARCLAYS GLOBAL INVESTOR FUNDS, INC.

-----------------------------------------------------------------------------
                                         S&P 500 STOCK FUND
-----------------------------------------------------------------------------
                       Year Ended Year Ended Year Ended Year Ended Year Ended
                       2/28/99    2/28/98    2/28/97    2/28/96    2/28/95
-----------------------------------------------------------------------------
  Net Asset Value,
  Beginning of
  Period                   $22.08     $17.03     $14.02    $10.83     $10.50
-----------------------------------------------------------------------------
  Income From
  Investment
  Operations:
  Net Investment
  Income (Loss)              0.34       0.33       0.32      0.31       0.27
  Net Realized and
  Unrealized Gain
  (Loss) on
  Investments                3.87       5.46       3.23      3.36       0.41
-----------------------------------------------------------------------------
  Total From
  Investment
  Operations                 4.21       5.79       3.55      3.67       0.68
-----------------------------------------------------------------------------
  Less
  Distributions:
  From Net
  Investment
  Income                   (0.34)     (0.33)     (0.32)    (0.30)     (0.27)
  From Net
  Realized Gains           (1.15)     (0.41)     (0.22)    (0.18)     (0.08)
  In Excess of Net
  Realized Gains             0.00       0.00       0.00      0.00       0.00
-----------------------------------------------------------------------------
  Total
  Distributions            (1.49)     (0.74)     (0.54)    (0.48)     (0.35)
-----------------------------------------------------------------------------
  Net Asset Value,
  End of Period            $24.80     $22.08     $17.03    $14.02     $10.83
-----------------------------------------------------------------------------
  Total Return
  (Not Annualized)         19.50%     34.62%     25.82%    34.35%      6.71%
-----------------------------------------------------------------------------
  Ratios/Supplemental
  Data:
  Net Assets, End
  of Period (000)      $2,543,456 $2,292,433 $1,423,024  $882,696   $448,776
  Number of Shares
  Outstanding, End
  of Period (000)         102,579    103,804     83,551    62,951     41,427
-----------------------------------------------------------------------------
  Ratios to
  Average Net
  Assets+:
  Ratio of
  Expenses to
  Average Net
  Assets(/1/)               0.20%      0.20%      0.20%     0.20%      0.21%
  Ratio of Net
  Investment
  Income to
  Average Net
  Assets(/2/)               1.45%      1.73%      2.15%     2.52%      2.93%
-----------------------------------------------------------------------------
  Portfolio
  Turnover++                  11%         6%         4%        2%        8%*
-----------------------------------------------------------------------------
  (/1/)Ratio of
  expenses to
  average net
  assets prior to
  waived fees and
  reimbursed
  expenses                    N/A        N/A      0.22%     0.26%      0.25%
  (/2/)Ratio of
  net investment
  income to
  average net
  assets prior to
  waived fees
  and reimbursed
  expenses                    N/A        N/A      2.13%     2.46%      2.88%
-----------------------------------------------------------------------------

                                                            DETAILS IN COMMON 29

-----------------------------------------------------------------------------
                                    US TREASURY ALLOCATION FUND
-----------------------------------------------------------------------------
                       Year Ended Year Ended Year Ended Year Ended Year Ended
                       2/28/99    2/28/98    2/28/97    2/28/96    2/28/95
-----------------------------------------------------------------------------
  Net Asset Value,
  Beginning of
  Period                  $9.40      $9.24      $9.35      $8.99      $9.67
-----------------------------------------------------------------------------
  Income From
  Investment
  Operations:
  Net Investment
  Income (Loss)            0.44       0.55       0.56       0.51       0.59
  Net Realized and
  Unrealized Gain
  (Loss) on
  Investments            (0.02)       0.19     (0.11)       0.36     (0.68)
-----------------------------------------------------------------------------
  Total From
  Investment
  Operations               0.42       0.74       0.45       0.87     (0.09)
-----------------------------------------------------------------------------
  Less
  Distributions:
  From Net
  Investment
  Income                 (0.44)     (0.55)     (0.56)     (0.51)     (0.59)
  From Net
  Realized Gains           0.00     (0.03)       0.00       0.00       0.00
  In Excess of Net
  Realized Gains           0.00       0.00       0.00       0.00       0.00
-----------------------------------------------------------------------------
  Total
  Distributions          (0.44)     (0.58)     (0.56)     (0.51)     (0.59)
-----------------------------------------------------------------------------
  Net Asset Value,
  End of Period           $9.38      $9.40      $9.24      $9.35      $8.99
-----------------------------------------------------------------------------
  Total Return
  (Not Annualized)        4.52%      8.18%      4.99%      9.89%    (0.76)%
-----------------------------------------------------------------------------
  Ratios/Supplemental
  Data:
  Net Assets, End
  of Period (000)       $35,338    $47,241    $47,542    $51,632    $56,852
  Number of Shares
  Outstanding, End
  of
  Period (000)            3,769      5,026      5,147      5,522      6,324
-----------------------------------------------------------------------------
  Ratios to
  Average Net
  Assets+:
  Ratio of
  Expenses to
  Average Net
  Assets(/1/)             0.70%      0.70%      0.70%      0.70%      0.70%
  Ratio of Net
  Investment
  Income to
  Average Net
  Assets(/2/)             4.58%      5.89%      6.03%      5.47%      6.52%
-----------------------------------------------------------------------------
  Portfolio
  Turnover++               195%        76%       196%       325%       43%*
-----------------------------------------------------------------------------
  (/1/)Ratio of
  expenses to
  average net
  assets prior to
  waived fees and
  reimbursed
  expenses                  N/A        N/A      0.71%        N/A      0.72%
  (/2/)Ratio of
  net investment
  income to
  average net
  assets prior to
  waived fees
  and reimbursed
  expenses                  N/A        N/A      6.02%        N/A      6.50%
-----------------------------------------------------------------------------

* This ratio is for the period from March 1, 1994 to May 25, 1994. As of May 26, 1994 the Funds invest all of their assets in the corresponding Master Portfolio, and portfolio turnover is reported by the Master Portfolio.

+ These ratios include expenses charged to the corresponding Master Portfolio.

++Represents the portfolio turnover of each Fund's corresponding Master
Portfolio.

30  BARCLAYS GLOBAL INVESTORS FUNDS, INC.

                  [This page intentionally left blank.]

                  [This page intentionally left blank.]

For more detailed information on the Funds, request a copy of their annual and semi-annual reports to shareholders and their Statements of Additional Information (SAI). The annual and semi-annual reports discuss Fund investments over the last fiscal year. They also review the market conditions and investment strategies that materially affected Fund performance.

The SAI provides detailed information on the Funds. BGFA has electronically filed the SAI, dated July 1, 1999, with the Securities and Exchange Commission. It is incorporated by reference into this prospectus.

The Barclays Global Investors Funds "Shareholder Guide," also incorporated by reference into this prospectus, provides information on how to buy and sell shares of the Funds.

If you have any questions about the Funds or wish to obtain both the reports and SAI free of charge, please call the Funds' toll-free number:
1 888 204 3956

Or you may write Barclays Global Investors Funds:
c/o Investors Bank & Trust Co.
P.O. Box 9130
Mail Code MFD23
Boston, MA 02117-9130

You can also obtain this information through the Internet on the Securities and Exchange Commission's Website:
http://www.sec.gov

The Securities and Exchange Commission will furnish hard copies of the documents, upon payment of a duplicating fee, through the Public Reference Section. Address your request to:
Public Reference Section of the SEC
Washington, D.C. 20549-6009

You can also review and copy the documents at the Securities and Exchange Commission's Public Reference Room in Washington D.C. Call the Commission at 1 800 SEC 0330 for further details.

811-7332



                                           BARCLAYS GLOBAL INVESTORS FUNDS, INC.

                  BARCLAYS GLOBAL INVESTORS FUNDS, INC.

                      STATEMENT OF ADDITIONAL INFORMATION

                             ASSET ALLOCATION FUND
                                BOND INDEX FUND
                              S&P 500 STOCK FUND
                         U.S. TREASURY ALLOCATION FUND

                                 July 1, 1999


     Barclays Global Investors Funds, Inc. ("Company") is an open-end, management investment company. This Statement of Additional Information ("SAI") contains information about four funds of the Company __ the ASSET ALLOCATION FUND, BOND INDEX FUND, S&P 500 STOCK FUND AND U.S. TREASURY ALLOCATION FUND (each, a "Fund" and collectively, the "Funds").

     Each of the Asset Allocation, Bond Index, S&P 500 Stock and U.S. Treasury Allocation Funds seeks to achieve its investment objective by investing substantially all of its assets in the Asset Allocation, Bond Index, S&P 500 Index and U.S. Treasury Allocation Master Portfolios (collectively, the "Master Portfolios"), respectively, of Master Investment Portfolio ("MIP," at times the "Trust"). Barclays Global Fund Advisors ("BGFA") serves as investment advisor to the corresponding Master Portfolios. References to the investments, investment policies and risks of the Funds unless otherwise indicated, should be understood as references to the investments, investment policies and risks of the corresponding Master Portfolios.

     This SAI is not a prospectus and should be read in conjunction with the Funds' current Prospectus, also dated July 1, 1999. All terms used in this SAI that are defined in the Prospectus will have the meanings assigned in the Prospectus. A copy of the Prospectus may be obtained without charge by writing Barclays Global Investors Funds, Inc., c/o Investors Bank & Trust Co., __ Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Fund History.........................................................        1
Description of the Funds and Their Investments and Risks.............        1
Portfolio Securities.................................................        5
Risk Considerations..................................................       15
Management...........................................................       16
Control Persons and Principal Holders of Securities..................       19
Investment Adviser and Other Service Providers.......................       21
Performance Information..............................................       26
Determination of Net Asset Value.....................................       30
Purchase, Redemption and Pricing of Shares...........................       31
Portfolio Transactions...............................................       32
Dividends, Distributions  and Taxes..................................       33
Capital Stock........................................................       38
Additional Information on the Funds..................................       40
Financial Statements.................................................       40
Appendix.............................................................      A-1

                                 FUND HISTORY

     The Company, an open-end management investment company, was incorporated in Maryland on October 15, 1992 and currently offers ten series including the Funds. MIP, organized as a Delaware business trust on October 21, 1993, consists of twelve series including the S&P 500 Index, Asset Allocation, Bond Index and U.S. Treasury Allocation Master Portfolios. The Company's principal office is located at 111 Center Street, Little Rock, Arkansas 72201. Each Fund invests all of its assets in the corresponding Master Portfolio of the Trusts (as illustrated below), which has the same or substantially the same investment objective as the related Fund.

     FUND                              CORRESPONDING MASTER PORTFOLIO
     ----                              ------------------------------
     Asset Allocation Fund             Asset Allocation Master Portfolio
     Bond Index Fund                   Bond Index Master Portfolio
     S&P 500 Stock Fund                S&P 500 Index Master Portfolio
     U.S. Treasury Allocation Fund     U.S. Treasury Allocation Master Portfolio

     On or about December 30, 1993, the Company's Board of Directors approved, primarily for marketing purposes, the change of its corporate name from "WellsFunds Inc." to "Stagecoach Inc." On or about March 15, 1996, the Company changed its corporate name from "Stagecoach Inc." to "MasterWorks Funds Inc." On April 28, 1999, the Company's Board of Directors approved, primarily for marketing purposes, the change of its corporate name from "MasterWorks Funds Inc." to "Barclays Global Investors Funds, Inc."

           DESCRIPTION OF THE FUNDS AND THEIR INVESTMENTS AND RISKS

     Investment Restrictions.  Each Fund and Master Portfolio has adopted
     -----------------------
investment policies which may be fundamental or non-fundamental. Fundamental policies cannot be changed without approval by the holders of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the outstanding voting securities of such Fund or Master Portfolio, as the case may be. Non-fundamental policies may be changed without shareholder approval by vote of a majority of the Directors of the Company or the Trustees of the Trusts, as the case may be, at any time.

     FUNDAMENTAL INVESTMENT RESTRICTIONS. The Funds are subject to the following investment restrictions, all of which are fundamental policies.

     The Funds may not:

     (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of any Fund's investments in that industry would be 25% or more of the current value of such Fund's total assets, provided that there is no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) in the case of the S&P 500 Stock Fund, and the stock portion of the Asset Allocation Fund, any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period (provided that, with respect to the stock and money market portions of the Asset Allocation Fund, the Fund will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry); (iii) in the case of the Bond Index Fund, any industry in which the Lehman Brothers Government/Corporate Bond Index (the "LB Bond Index") becomes concentrated to the same degree during the same period; and
(iv) in the case of the money market portion of the Asset Allocation Fund, its money market instruments may be concentrated in the banking industry (but will not do so unless the SEC staff confirms that it does not object to the Fund reserving freedom of action to concentrate investments in the banking industry); and provided further, that a Fund may invest all its assets in a diversified open-end management investment company, or series thereof, with substantially the same investment objective, policies and restrictions as such Fund, without regard for the limitations set forth in this paragraph (1);

     (2) purchase or sell real estate or real estate limited partnerships (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein);

     (3) purchase commodities or commodity contracts (including futures contracts), except that a Fund may purchase securities of an issuer which invests or deals in commodities or commodity contracts, and except that the Funds may enter into futures and options contracts in accordance with their respective investment policies;

     (4) purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs;

     (5) purchase securities on margin (except for short-term credits necessary for the clearance of transactions and except for margin payments in connection with options, futures and options on futures) or make short sales of securities;

     (6) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with a Fund's investment program may be deemed to be an underwriting and provided further, that the purchase by a Fund of securities issued by a diversified, open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as such Fund shall not constitute an underwriter for purposes of this paragraph (6);

     (7) make investments for the purpose of exercising control or management; provided that a Fund may invest all its assets in a diversified, open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as such Fund, without regard to the limitations set forth in this paragraph (7);

     (8) borrow money or issue senior securities as defined in the 1940 Act, except that the Bond Index Fund may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists), and except that each of the Asset Allocation, U.S. Treasury Allocation and S&P 500 Stock Funds may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists);

     (9) write, purchase or sell puts, calls, straddles, spreads, warrants, options or any combination thereof, except that each Fund may enter into futures and options contracts in accordance with their respective investment policies, and except that the Asset Allocation Fund may purchase securities with put rights in order to maintain liquidity, and except that the S&P 500 Stock Fund may invest up to 5% of their net assets in warrants in accordance with their investment policies stated below;

     (10) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities) if, as a result, with respect to 75% of its total assets, more than 5% of the value of a Fund's, total assets would be invested in the securities of any one issuer or, with respect to 100% of its total assets a Fund's ownership would be more than 10% of the outstanding voting securities of such issuer; provided that a Fund may invest all its assets in a diversified, open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as such Fund, without regard to the limitations set forth in this paragraph (10); or

     (11) make loans, except that each Fund may purchase or hold debt instruments or lend their portfolio securities in accordance with their investment policies, and may enter into repurchase agreements.

     NON-FUNDAMENTAL INVESTMENT RESTRICTIONS. The Funds are subject to the following investment restrictions, all of which are non-fundamental policies.

     (1) The Funds may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, a Fund's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of such Fund's net assets with respect to any one investment company, and (iii) 10% of such Fund's net assets in the aggregate. Other investment companies in which the Funds invest can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by a Fund.

     (2) Each Fund may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

     (3) Each Fund may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of a Fund's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Funds will not enter into any portfolio security lending arrangement having a duration of longer than one year.

     Notwithstanding any other investment policy or limitation (whether or not fundamental), each Fund may invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objective, policies and limitations as the Fund. A decision to so invest all of its assets may, depending on the circumstances applicable at the time, require approval of shareholders.

     The Master Portfolios to the Funds are subject to the following investment restrictions.

     FUNDAMENTAL INVESTMENT RESTRICTIONS. The Master Portfolios are subject to the following investment restrictions, all of which are fundamental policies.

     Each Master Portfolio may not:

     (1) invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

     (2) hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

     (3) invest in commodities, except that each Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

     (4) purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but each Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

     (5) borrow money, except that the Bond Index Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists), and except that each of the Asset Allocation, U.S. Treasury Allocation and S&P 500 Index Master Portfolios may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists). For purposes of this investment restriction, a Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by such Master Portfolio.

     (6) make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, each Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the SEC and the Trusts Board of Trustees.

     (7) act as an underwriter of securities of other issuers, except to the extent that the Master Portfolios may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

     (8) invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries except that, in the case of each Master Portfolio, there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) in the case of the S&P 500 Index Master Portfolio, and the stock portion of the Asset Allocation Master Portfolio, any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period (provided that, with respect to the stock and money market portions of the Asset Allocation Master Portfolio, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry); (iii) in the case of the Bond Index Master Portfolio, any industry in which the Lehman Brothers Government/Corporate Bond Index (the "LB Bond Index") becomes concentrated to the same degree during the same period; and (iv) in the case of the money market portion of the Asset Allocation Master Portfolio, its money market instruments may be concentrated in the banking industry (but will not do so unless the SEC staff confirms that it does not object to the Master Portfolio reserving freedom of action to concentrate investments in the banking industry).

     (9) issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in the Master Portfolios' fundamental policies (3) and (5) may be deemed to give rise to a senior security.

     (10) purchase securities on margin, but each Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indexes, and options on futures contracts or indexes.

     NON-FUNDAMENTAL INVESTMENT RESTRICTIONS. The Master Portfolios are subject to the following non-fundamental policies.

     (1) The Master Portfolios may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, a Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of such Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of such Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolios invest can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

     (2) Each Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

     (3) Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of a Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year.

                             PORTFOLIO SECURITIES

     To the extent set forth in this SAI, each Fund through its investment in the corresponding Master Portfolio may invest in the securities described below. To avoid the need to refer to both the Funds and the Master Portfolios in every instance, the following sections generally refer to the Funds only.

ASSET ALLOCATION AND U.S. TREASURY ALLOCATION MASTER PORTFOLIOS ONLY:

     The Asset Allocation Fund and U.S. Treasury Allocation Fund invest in corresponding Master Portfolios that use allocation models to select portfolio securities. A description of the Asset Allocation Model and U.S. Treasury Allocation Model follows.

     Asset Allocation Model.  A key component of the Asset Allocation Model is
     ----------------------
a set of assumptions concerning expected risk and return and investor attitudes toward risk which are incorporated into the asset allocation decision. The principal inputs of financial data to the Asset Allocation Model for the Asset Allocation Master Portfolio currently are (i) consensus estimates of the earnings, dividends and payout ratios on a broad cross-section of common stocks as reported by independent financial reporting services which survey a broad cross-section of Wall Street analysts; (ii) the estimated current yield to maturity on new long-term corporate bonds rated "AA" by S&P; (iii) the present yield on money market instruments; (iv) the historical statistical standard deviation in investment return for each class of asset; and (v) the historical statistical correlation of investment returns among the various asset classes in which the Asset Allocation Master Portfolio invests.

     U.S. Treasury Allocation Model. The principal inputs of the U.S. Treasury
     ------------------------------
Allocation Model for the U.S. Treasury Allocation Master Portfolio currently are
(i) the current yields on 91-day U.S. Treasury bills, 5-year U.S. Treasury notes, and 30-year U.S. Treasury bonds; (ii) the expected statistical standard deviation in investment return for each maturity class of fixed income security; and (iii) the expected statistical correlation of investment return among the three maturity classes of U.S. Treasury securities. Using this data, the U.S. Treasury Allocation Model is run daily by the sub-adviser to determine the recommended asset allocation. The model's recommendations are presently made in 10% increments.



ALL MASTER PORTFOLIOS:

     Repurchase Agreements.  Each Fund may engage in a repurchase agreement with
     ---------------------
respect to any security in which it is authorized to invest, although the underlying security may mature in more than thirteen months. The Fund may enter into repurchase agreements wherein the seller of a security to the Fund agrees to repurchase that security from the Fund at a mutually agreed-upon time and price that involves the acquisition by the Fund of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Fund's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. The period of maturity is usually quite short, often overnight or a few days, although it may extend over a number of months. A Fund may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Fund, and all repurchase transactions must be collateralized. The Funds may participate in pooled repurchase agreement transactions with other funds advised by BGFA.

     The Fund's custodian has custody of, and holds in a segregated account, securities acquired as collateral by the Fund under a repurchase agreement. The Fund may enter into repurchase agreements only with respect to securities of the type in which it may invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Fund in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Fund may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Fund in connection with insolvency proceedings), it is the policy of the Fund to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Fund considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Fund under the 1940 Act.

     Floating- and Variable-Rate Obligations. Each Fund may purchase debt
     ---------------------------------------
instruments with interest rates that are periodically adjusted at specified intervals or whenever a benchmark rate or index changes. The floating- and variable-rate instruments that a Fund may purchase include certificates of participation in such instruments. These adjustments generally limit the increase or decrease in the amount of interest received on the debt instruments. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

     The Fund may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Fund to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Fund, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Fund's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Fund may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Fund may invest. BGFA, on behalf of the Fund , considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Fund's portfolio. The Fund will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

     U.S. Government Obligations.  The Funds may invest in various types of U.S.
     ----------------------------
Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

     Securities of Non-U.S. Issuers.  The Funds may invest in certain
     -------------------------------
securities of non-U.S. issuers as discussed below. Obligations of Foreign Governments, Banks and Corporations -- Each Fund may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any by BGFA to be of comparable quality to the other obligations in which such Fund may invest. The Funds may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of each Fund's assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries. Each Fund may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars. The Funds also may invest in U.S. dollar-denominated debt obligations issued by foreign corporations.

     Bonds.  Certain of the debt instruments purchased by the Asset Allocation,
     ------
Bond Index and U.S. Treasury Allocation Funds may be bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a "coupon" rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond's yield (income as a percent of the bond's current value) may differ from its coupon rate as its value rises or falls. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of "floating-rate" or "variable-rate" bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. Also, the Funds may treat some of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of their investment portfolios. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).

     Unrated, Downgraded and Below Investment Grade Investments. The Funds may
     ----------------------------------------------------------
purchase instruments that are not rated if, in the opinion of the adviser, BGFA, such obligation is of investment quality comparable to other rated investments that are permitted to be purchased by such Fund. After purchase by a Fund, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by such Fund. Neither event will require a sale of such security by a Fund provided that the amount of such securities held by a Fund does not exceed 5% of the Fund's net assets. To the extent the ratings given by Moody's or S&P may change as a result of changes in such organizations or their rating systems, each Fund will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Prospectus and in this SAI. The ratings of Moody's and S&P are more fully described in the SAI Appendix.

     The Funds are not required to sell downgraded securities, and each Fund could hold up to 5% of its net assets in debt securities rated below "Baa" by Moody's or below "BBB" by S&P or if unrated, low quality (below investment grade) securities.

     Although they may offer higher yields than do higher rated securities, low rated and unrated low quality debt securities generally involve greater volatility of price and risk of principal and income, including the possibility of default by, or bankruptcy of, the issuers of the securities. In addition, the markets in which low rated and unrated low quality debt are traded are more limited than those in which higher rated securities are traded. The existence of limited markets for particular securities may diminish a Fund's ability to sell the securities at fair value either to meet redemption requests or to respond to changes in the economy or in the financial markets and could adversely affect and cause fluctuations in the daily net asset value of a Fund's shares.

     Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of low rated or unrated low quality debt securities, especially in a thinly traded market. Analysis of the creditworthiness of issuers of low rated or unrated low quality debt securities may be more complex than for issuers of higher rated securities, and the ability of a Fund to achieve its investment objective may, to the extent it holds low rated or unrated low quality debt securities, be more dependent upon such creditworthiness analysis than would be the case if the Fund held exclusively higher rated or higher quality securities.

     Low rated or unrated low quality debt securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of such debt securities have been found to be less sensitive to interest rate changes than higher rated or higher quality investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in low rated or unrated low quality debt securities prices because the advent of a recession could dramatically lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of the debt securities defaults, the Funds may incur additional expenses to seek recovery.

     Letters of Credit. Certain of the debt obligations (including municipal
     -----------------
securities, certificates of participation, commercial paper and other short-term obligations) which the Funds may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of BGFA, as investment adviser, are of comparable quality to issuers of other permitted investments of such Fund may be used for letter of credit-backed investments.

     When-Issued Securities.  Certain of the securities in which the U.S.
     ----------------------
Treasury Allocation, Bond Index, and Asset Allocation Funds may invest will be purchased on a when-issued basis, in which case delivery and payment normally take place within 45 days after the date of the commitment to purchase. These Funds only will make commitments to purchase securities on a when-issued basis with the intention of actually acquiring the securities, but may sell them before the settlement date if it is deemed advisable. When-issued securities are subject to market fluctuation, and no income accrues to the purchaser during the period prior to issuance. The purchase price and the interest rate that will be received on debt securities are fixed at the time the purchaser enters into the commitment. Purchasing a security on a when-issued basis can involve a risk that the market price at the time of delivery may be lower than the agreed-upon purchase price, in which case there could be an unrealized loss at the time of delivery. None of the Funds currently intend to invest more than 5% of its assets in when-issued securities during the coming year. Each Fund will establish a segregated account in which it will maintain cash or liquid, high-grade debt securities in an amount at least equal in value to the Fund's commitments to purchase when-issued securities. If the value of these assets declines, the Fund will place additional liquid assets in the account on a daily basis so that the value of the assets in the account is equal to the amount of such commitments.

     Loans of Portfolio Securities. The Funds may lend securities from their
     -----------------------------
portfolios to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high-quality debt obligations equal to at least 100% of the current market value of the securities loan (including accrued interest thereon) plus the interest payable to such Fund with respect to the loan is maintained with the Fund. In determining whether to lend a security to a particular broker, dealer or financial institution, the Fund's investment adviser will consider all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Funds will not enter into any portfolio security lending arrangement having a duration of longer than one year. Any securities that a Fund may receive as collateral will not become part of the Fund's investment portfolio at the time of the loan and, in the event of a default by the borrower, the Fund will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Fund is permitted to invest. During the time securities are on loan, the borrower will pay the Fund any accrued income on those securities, and the Fund may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash-equivalent collateral. None of the Funds will lend securities having a value that exceeds one-third of the current value of its total assets. Loans of securities by any of the Funds will be subject to termination at the Fund's or the borrower's option. The Fund may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers may not be affiliated, directly or indirectly, with the Company, BGFA, or the Distributor.

     The principal risk of portfolio lending is potential default or insolvency of the borrower. In either of these cases, a Fund could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. The Funds may pay reasonable administrative and custodial fees in connection with loans of portfolio securities and may pay a portion of the interest or fee earned thereon the borrower or a placing broker.

     Futures Contracts and Options Transactions. The Funds may use futures
     ------------------------------------------
contracts as a hedge against the effects of interest rate changes or changes in the market value of the stocks comprising the index in which such Fund invests. In managing their cash flows, these Funds also may use futures contracts as a substitute for holding the designated securities underlying the futures contract. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. At the time it enters into a futures transaction, a Fund is required to make a performance deposit (initial margin) of cash or liquid securities in a segregated account in the name of the futures broker. Subsequent payments of "variation margin" are then made on a daily basis, depending on the value of the futures position which is continually "marked to market."

     A Fund may engage only in futures contract transactions involving (i) the sale of a futures contract (i.e., short positions) to hedge the value of securities held by such Fund; (ii) the purchase of a futures contract when such Fund holds a short position having the same delivery month (i.e., a long position offsetting a short position); or (iii) the purchase of a futures contract to permit the Fund to, in effect, participate in the market for the designated securities underlying the futures contract without actually owning such designated securities. When a Fund purchases a futures contract, it will create a segregated account consisting of cash or other liquid assets in an amount equal to the total market value of such futures contract, less the amount of initial margin for the contract.

     If a Fund enters into a short position in a futures contract as a hedge against anticipated adverse market movements and the market then rises, the increase in the value of the hedged securities will be offset, in whole or in part, by a loss on the futures contract. If instead a Fund purchases a futures contract as a substitute for investing in the designated underlying securities, a Fund experiences gains or losses that correspond generally to gains or losses in the underlying securities. The latter type of futures contract transactions permits a Fund to experience the results of being fully invested in a particular asset class, while maintaining the liquidity needed to manage cash flows into or out of the Fund (e.g., from purchases and redemptions of Fund shares). Under normal market conditions, futures contract positions may be closed out on a daily basis. The Funds identified above expect to apply a portion of their cash or cash equivalents maintained for liquidity needs to such activities.

     Transactions by a Fund in futures contracts involve certain risks. One risk in employing futures contracts as a hedge against cash market price volatility is the possibility that futures prices will correlate imperfectly with the behavior of the prices of the securities in the Fund's investment portfolio (the portfolio securities of the Bond Index and U.S. Treasury Allocation Funds and the bond portion of the Asset Allocation Fund will not be identical to the securities underlying the futures contracts). Similarly, in employing futures contracts as a substitute for purchasing the designated underlying securities, there is a risk that the performance of the futures contract may correlate imperfectly with the performance of the direct investments for which the futures contract is a substitute. In addition, commodity exchanges generally limit the amount of fluctuation permitted in futures contract prices during a single trading day, and the existence of such limits may prevent the prompt liquidation of futures positions in certain cases. Limits on price fluctuations are designed to stabilize prices for the benefit of market participants; however, there could be cases where the Fund could incur a larger loss due to the delay in trading than it would have if no limit rules had been in effect.

     Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes). Although each of the indicated Funds intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Fund to substantial losses. If it is not possible, or if a Fund determines not to close a futures position in anticipation of adverse price movements, the Fund will be required to make daily cash payments on variation margin.

     In order to comply with undertakings made by the Fund pursuant to Commodity Futures Trading Commission ("CFTC") Regulation 4.5, the Funds will use futures and option contracts solely for bona fide hedging purposes within the meaning and intent of CFTC Reg. 1.3(z); provided, however, that in addition, with respect to positions in commodity futures or commodity option contracts which do not come within the meaning and intent of CFTC Reg. 1.3(z), the aggregate initial margin and premiums required to establish such positions will not exceed five percent of the liquidation value of the Fund's portfolio, after taking into account unrealized profits and unrealized losses on any such contract it has entered into; and provided further, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount as defined in CFTC Reg. 190.01(x) may be excluded in computing such five percent.

     Stock Index Futures and Options on Stock Index Futures.  The S&P 500 Stock
     -------------------------------------------------------
and Asset Allocation Funds may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, each Fund intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when a Fund seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

     Interest-Rate Futures Contracts and Options on Interest-Rate Futures
     --------------------------------------------------------------------
Contracts.  The Asset Allocation, Bond Index and U.S. Treasury Allocation Funds
---------
may invest in interest-rate futures contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. The Funds may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate their options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in the Funds' portfolio securities which are the subject of the transaction.

     Interest-Rate and Index Swaps.  The Asset Allocation, Bond Index and U.S.
     ------------------------------
Treasury Allocation Funds may enter into interest-rate and index swaps in pursuit of their investment objectives. Interest-rate swaps involve the exchange by a Fund with another party of their respective commitments to pay or receive interest (for example, an ex-change of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by a Fund with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. A Fund will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Fund receiving or paying, as the case may be, only the net amount of the two payments. If a Fund enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, a Fund will have contractual remedies pursuant to the agreements related to the transaction. The use of interest-rate and index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by a Fund. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that a Fund is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case a Fund may not receive net amount of payments that a Fund contractually is entitled to receive.

     Investment Company Securities.   Each Fund may invest in securities issued
     ------------------------------
by other investment companies which principally invest in securities of the type in which the Fund invests. Under the 1940 Act, a Fund's investment in such securities currently is limited to, subject to certain exceptions, (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Fund's net assets with respect to any one investment company and (iii) 10% of the Fund's net assets in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Funds may also purchase shares of exchange listed closed-end funds.

     Illiquid Securities.   Each Fund may invest up to 15% of the value of its
     --------------------
net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as certain securities that are subject to legal or contractual restrictions on resale, participation interests that are not subject to the demand feature described above, floating- and variable-rate demand obligations as to which the Fund cannot exercise the related demand feature described above on not more than seven days notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

     Short-Term Instruments and Temporary Investments.  The Funds may invest in
     ------------------------------------------------
high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of shareholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Funds may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA ; (iv) nonconvertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA are of comparable quality to obligations of U.S. banks which may be purchased by the Fund.

     Bank Obligations.   Each Fund may invest in bank obligations, including
     -----------------
certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time. Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by a Fund will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC. Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

     Commercial Paper and Short-Term Corporate Debt Instruments.  Each Fund may
     -----------------------------------------------------------
invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months.

Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser and/or sub-adviser to each Fund monitors on an on-going basis the ability of an issuer of a demand instrument to pay principal and interest on demand. Each Fund also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. A Fund will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The investment adviser and/or sub-adviser to each Fund will consider such an event in determining whether the Fund should continue to hold the obligation. To the extent the Fund continues to hold such obligations, it may be subject to additional risk of default.

     Forward Commitments, When-Issued Purchases and Delayed- Delivery
     -----------------------------------------------------------------
Transactions. Each Fund may purchase or sell securities on a when-issued or
------------
delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-is-sued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although a Fund will generally purchase securities with the intention of acquiring them, a Fund may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

     Borrowing Money.  As a fundamental policy, each Fund is permitted to borrow
     ----------------
to the extent permitted under the 1940 Act. However, each Fund currently intends to borrow money only for temporary or emergency (not leveraging) purposes, and may borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. While borrowings exceed 5% of a Fund's total assets, the Fund will not make any investments.

     Investment in Warrants. The S&P 500 Index Fund may invest up to 5% of net
     ----------------------
assets at the time of purchase in warrants (other than those that have been acquired in units or attached to other securities), including not more than 2% of each of their net assets in warrants which are not listed on the New York or American Stock Exchange. A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specified amount of the corporation's capital stock at a set price for a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. The S&P 500 Index Fund may only purchase warrants on securities in which the Fund may invest directly.

THE S&P 500 STOCK FUND AND S&P 500 INDEX MASTER PORTFOLIO:

     Neither the Fund nor the Master Portfolio is sponsored, endorsed, sold or promoted by Standard & Poor's ("S&P"). S&P makes no representation or warranty, express or implied, to the Fund, the Master Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Fund particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Fund is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Fund. S&P has no obligation to take the needs of the Fund into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Fund's shares or the timing of the issuance or sale of the Fund's shares or in the determination or calculation of the equation by which the Fund's shares are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Fund's shares.

     S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by the Fund, or any other person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

                              RISK CONSIDERATIONS

     General.  Since the investment characteristics and, therefore, investment
     -------
risks directly associated with such characteristics of each Fund correspond to those of the Master Portfolio in which such Fund invests, the following is a discussion of the risks associated with the investments of the Master Portfolios. Once again, unless otherwise specified, references to the investment policies and risks of a Fund also should be understood as references to the investment policies and risks of the corresponding Master Portfolio. The NAV per share of each class of a Fund is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

     Equity Securities. The stock investments of the Funds are subject to equity
     -----------------
market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Throughout 1998, the stock market, as measured by the S&P 500 Index and other commonly used indices, was trading at or close to record levels. There can be no guarantee that these performance levels will continue.

     Debt Securities. The debt instruments in which the Funds invest are subject
     ---------------
to credit and interest rate risk. Credit risk is the risk that issuers of the debt instruments in which the Funds invest may default on the payment of principal and/or interest. Interest-rate risk is the risk that in-creases in market interest rates may adversely affect the value of the debt instruments in which the Funds invest. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. Although some of the Funds' securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities, upon which the Funds' daily NAV is based, will fluctuate. No assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so.

     Foreign Securities.  Investing in the securities of issuers in any foreign
     ------------------
country, including through American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs") and similar securities, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements and transaction costs of foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. A Fund's performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

     Other Investment Considerations.  Because the Funds may shift investment
     -------------------------------
allocations significantly from time to time, their performance may differ from funds which invest in one asset class or from funds with a stable mix of assets. Further, shifts among asset classes may result in relatively high turnover and transaction (i.e., brokerage commission) costs. Portfolio turnover also can generate short-term capital gains tax consequences. During those periods in which a higher percentage of certain Funds' assets are invested in long-term bonds, those Master Portfolios' exposure to interest-rate risk will be greater because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities. The Asset Allocation, Bond Index and U.S. Treasury Allocation Funds may enter into futures transactions, each of which involves risk. The futures contracts and options on futures contracts that these Funds may purchase may be considered derivatives. Certain of the floating-and- variable-rate instruments that each Fund may purchase also may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. Each Fund may use some derivatives as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. A Fund may not use derivatives to create leverage without establishing adequate "cover" in compliance with SEC leverage rules. Asset allocation and modeling strategies are employed by BGFA for other investment companies and accounts advised or sub-advised by BGFA. If these strategies indicate particular securities should be purchased or sold, at the same time, by a Fund and one or more of these investment companies or accounts, available investments or opportunities for sales will be allocated equitably to each by BGFA. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by a Fund or the price paid or received by such Fund.


                                  MANAGEMENT

     The business and affairs of the Company are managed under the direction of its Board of Directors in conformity with Maryland law. The Board of Directors of the Company supervises the Funds' activities and monitors the Funds' contractual arrangements with various service providers. The Company's Directors are also MIP's Trustees. The Company's Board, including a majority of the Directors who are not "interested persons" (as that term is defined in the 1940
Act) of the Company, has adopted procedures to address potential conflicts of interest that may arise as a result of the structure of the Boards.

     Directors and officers of the Company, together with information as to their principal business occupations during the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Directors who are deemed to be an "interested person" of the Company, as defined in the 1940 Act, are indicated by an asterisk.

                                                                 PRINCIPAL OCCUPATIONS
NAME, ADDRESS AND AGE                   POSITION(S)              DURING PAST 5 YEARS
---------------------                   -----------              -------------------
Jack S. Euphrat, 76                     Director                 Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 47                     Director, Chairman       Executive Vice President of Stephens Inc.;
                                        and President            President of Stephens Insurance Services Inc.;
                                                                 Senior Vice President of Stephens Sports
                                                                 Management Inc.; and President of Investors
                                                                 Brokerage Insurance Inc.

W. Rodney Hughes, 72                    Director                 Private Investor.
31 Dellwood Court
San Rafael, CA 94901

Richard H. Blank, Jr.,  42              Chief Operating          Vice President of Stephens Inc.; Director of
                                        Officer, Secretary       Stephens Sports Management Inc.; and Director
                                        and Treasurer            of Capo Inc.

                              COMPENSATION TABLE
                  For the Fiscal Year Ended February 28, 1999

                                                                 AGGREGATE            TOTAL COMPENSATION
                                                                COMPENSATION            FROM REGISTRANT
NAME AND POSITION                                              FROM REGISTRANT         AND FUND COMPLEX
-----------------                                              ---------------         ----------------
Jack S. Euphrat                                                    $5,000                   $5,000
  Director

*R. Greg Feltus                                                    $    0                   $    0
  Director

Thomas S. Goho                                                     $5,000                   $5,000
  Director

W. Rodney Hughes                                                   $4,500                   $4,500
  Director

*J. Tucker Morse                                                   $4,500                   $4,500
  Director

     Directors of the Company are compensated annually by the Company and by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. The Company and MIP are considered to be members of the same fund complex, as such term is defined in Form N-1A under the 1940 Act. The Directors are compensated by the Company and MIP for their services as Directors/Trustees. Currently the Directors do not receive any retirement benefits or deferred compensation from the Company or MIP. As of the date of this SAI, Directors and officers of the Company as a group beneficially owned less than 1% of the outstanding shares of the Company.

     Master/Feeder Structure. Each Fund seeks to achieve its investment
     -----------------------
objective by investing all of its assets into the corresponding Master Portfolio of MIP. The Funds and other entities investing in a Master Portfolio are each liable for all obligations of such Master Portfolio. However, the risk of a Fund incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and MIP itself is unable to meet its obligations. Accordingly, the Company's Board of Directors believes that neither a Fund nor its shareholders will be adversely affected by investing Fund assets in a Master Portfolio. However, if a mutual fund or other investor withdraws its investment from such Master Portfolio, the economic efficiencies (e.g., spreading fixed expenses among a larger asset base) that the Company's Board believes may be available through investment in the Master Portfolio may not be fully achieved. In addition, given the relative novelty of the master/feeder structure, accounting or operational difficulties, although unlikely, could arise.

     A Fund may withdraw its investment in a Master Portfolio only if the Company's Board of Directors determines that such action is in the best interests of such Fund and its shareholders. Upon any such withdrawal, the Company's Board would consider alternative investments, including investing all of the Fund's assets in another investment company with the same investment objective as the Fund or hiring an investment adviser to manage the Fund's assets in accordance with the investment policies described below with respect to the Master Portfolio.

     The investment objective and other fundamental policies of a Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding interests. Whenever a Fund, as an interestholder of the corresponding Master Portfolio, is requested to vote on any matter submitted to interestholders of the Master Portfolio, the Fund will hold a meeting of its shareholders to consider such matters. the fund will cast its votes in proportion to the votes received from its shareholders. Shares for which the Fund receives no voting instructions will be voted in the same proportion as the votes received from the other Fund shareholders.

     Certain policies of the Master Portfolio which are non-fundamental may be changed by vote of a majority of MIP's Trustees without interestholder approval. If the Master Portfolio's investment objective or fundamental or non-fundamental policies are changed, the Fund may elect to change its objective or policies to correspond to those of the Master Portfolio. A Fund also may elect to redeem its interests in the corresponding Master Portfolio and either seek a new investment company with a matching objective in which to invest or retain its own investment adviser to manage the Fund's portfolio in accordance with its objective. In the latter case, a Fund's inability to find a substitute investment company in which to invest or equivalent management services could adversely affect shareholders' investments in the Fund. The Funds will provide shareholders with 30 days written notice prior to the implementation of any change in the investment objective of the Fund or the Master Portfolio, to the extent possible.

              CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     As of May 31, 1999, the shareholders identified below were known by the Company to own 5% or more of the indicated Fund's outstanding shares in the following capacity:


                                         NAME AND ADDRESS                         PERCENTAGE             NATURE OF
NAME OF FUND                              OF SHAREHOLDER                           OF FUND               OWNERSHIP
------------                             ----------------                         ----------             ---------
Asset Allocation                   Merrill Lynch Pierce Fenner and Smith             59.56%                 Record
                                   Qualified Retirement Plan
                                   265 Davidson Ave., 4th Floor
                                   Somerset, NJ 08873

                                   Merrill Lynch Trust Co FSB                        25.53%                 Record
                                   FBO Various 401 K Plans
                                   P.O. Box 62000
                                   San Francisco, CA 94162

Bond Index Fund                    Merrill Lynch Pierce Fenner and Smith             36.87%                 Record
                                   Qualified Retirement Plan
                                   265 Davidson Ave., 4th Floor
                                   Somerset NJ 08873

                                   Merrill Lynch Trust Co FSB                        9.36%                 Record
                                   FBO Various 401 K Plans
                                   P.O. Box 62000
                                   San Francisco, CA 94162

                                   State Street Bank & Trust Co TEEE                36.44%                 Record
                                   FBO American Bar Association Members
                                   State Street Collective Trust
                                   1 Heritage Drive, #2PS
                                   North Quincy, MA 02171

                                   Wells Fargo Bank FBO                             11.50%                 Record
                                   Business Retirement Programs Omnibus Act
                                   MF MAC 9139-027
                                   P.O. Box 9800
                                   Calabasas, CA 91372

S&P 500 Stock                      Bankers Trust Co TR                              41.86%                 Record
                                   FBO Betchel Master Trust for Qualified
                                   Employee Benefit Plan
                                   P.O. Box 1742
                                   New York, NY 10008

                                   Merrill Lynch Pierce Fenner and Smith             25.42%                 Record
                                   Qualified Retirement Plan
                                   265 Davidson Ave., 4th Floor
                                   Somerset NJ 08873

                                   Merrill Lynch Trust Co FSB                       10.66%                 Record
                                   FBO Various 401 K Plans
                                   P.O. Box 62000
                                   San Francisco, CA 94162

U.S. Treasury                      Merrill Lynch Pierce Fenner and Smith             41.68%                 Record
Allocation Fund                    Qualified Retirement Plan
                                   265 Davidson Ave., 4th Floor
                                   Somerset NJ 08873

                                   Merrill Lynch Trust Co FSB                       55.73%                 Record
                                   FBO Various 401 K Plans
                                   P.O. Box 62000
                                   San Francisco, CA 94162

     For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that a shareholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Fund, or is identified as the holder of record of more than 25% of a Fund and has voting and/or investment powers, it may be presumed to control such Fund.

                INVESTMENT ADVISER AND OTHER SERVICES PROVIDERS

     Investment Adviser. BGFA provides investment advisory services to each
     ------------------
Master Portfolio pursuant to separate Investment Advisory Contracts (each, a "BGFA Advisory Contract") with MIP. Pursuant to the Advisory Contracts, BGFA furnishes to the Trust's Board of Trustees periodic reports on the investment strategy and performance of each Master Portfolio. BGFA has agreed to provide to the Master Portfolios, among other things, money market security and fixed-income research, analysis and statistical and economic data and information concerning interest rate and security market trends, portfolio composition, credit conditions and average maturities of each Master Portfolio's investment portfolio.

     BGFA is entitled to receive monthly fees at the annual rate of 0.35%, 0.08%, 0.05% and 0.30% of the average daily net assets of the Asset Allocation, Bond Index, S&P 500 Index, and U.S. Treasury Allocation Portfolios, respectively, as compensation for its advisory services to such Master Portfolio. The Advisory Contracts provide that the advisory fee is accrued daily and paid monthly. BGFA is compensated for its custodial services to the Master Portfolio and the Funds out of the advisory fee from each Master Portfolio.

     As to each Master Portfolio, the applicable BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Master Portfolio, the applicable BGFA Advisory Contract is terminable without penalty, on 60 days written notice by MIP's Board of Trustees or by vote of the holders of a majority of such Master Portfolio's shares, or, on not less than 60 days written notice, by BGFA. The applicable BGFA Advisory Contract terminates automatically, as to the relevant Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

     For the fiscal years ended February 28, 1997, February 28, 1998, and February 28, 1999, the corresponding Master Portfolio of each Fund paid to BGFA the advisory fees indicated below, without waivers:

                                                  FYE 2/28/97    FYE 2/28/98     FYE 2/28/99
MASTER PORTFOLIO                                   FEES PAID      FEES PAID       FEES PAID
----------------                                  -----------    -----------     -----------
Asset Allocation Master Portfolio                  $1,153,951     $1,616,380     $1,941,048
Bond Index Master Portfolio                        $  147,204     $  147,755     $   89,576
S&P 500 Index Master Portfolio                     $  577,637     $  939,051     $1,353,414
U.S. Treasury Allocation Master Portfolio          $  148,606     $  136,672     $  130,490

     Morrison & Foerster LLP, counsel to the Company and MIP and special counsel to BGFA, has advised the Company, MIP and BGFA that BGFA and its affiliates may perform the services contemplated by the Investment Advisory Contracts and this prospectus without violation of the Glass-Steagall Act. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions related to, present federal or state statutes, including the Glass-Steagall Act, and regulations relating to the permissible activities of banks and their subsidiaries and affiliates, as well as future changes in such statutes, regulations and judicial or administrative decisions or interpretations, could prevent such entities from continuing to perform, in whole or in part, such services. If any such entity were prohibited from performing any such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.




  Co-Administrators. The Company has engaged Stephens Inc. ("Stephens") and
  -----------------
Barclays Global Investors, N.A. ("BGI") to provide certain administration services to the Funds. Pursuant to a Co-Administration Agreement with the Company, Stephens and BGI provide as administration services, among other things: (i) general supervision of the operation of the Funds, including coordination of the services performed by the investment adviser, transfer and dividend disbursing agent, custodian, shareholder servicing agent, independent auditors and legal counsel; (ii) general supervision of regulatory compliance matters, including the compilation of information for documents such as reports to, and filings with, the SEC and state securities commissions, and preparation of proxy statements and shareholder reports for the Funds; and (iii) general supervision relative to the compilation of data required for the preparation of periodic reports distributed to the Company's officers and Board of Directors. Stephens also furnishes office space and certain facilities required for conducting the business of the Company together with those ordinary clerical and bookkeeping services that are not being furnished by the Fund's investment adviser. Stephens also pays the compensation of the Company's Directors, officers and employees who are affiliated with Stephens.

  In addition, except for advisory fees, extraordinary expenses, brokerage and other expenses connected to the execution of portfolio transactions and certain expenses which are borne by the Funds, Stephens and BGI have agreed to bear all costs of the Funds' and the Company's operations including, but not limited to, transfer and dividend disbursing agency fees, shareholder servicing fees and expenses of preparing and printing prospectuses, SAIs and other Fund materials. For providing such services, Stephens and BGI are entitled to 0.15% of the average daily net assets of each of the Bond Index and S&P 500 Index Funds; and 0.40% of the average daily net assets of each of the Asset Allocation and U.S. Treasury Allocation Funds. Effective October 21, 1996, BGI contracted with Investors Bank & Trust Company ("IBT") to provide certain sub-administration services. Prior to October 21, 1996, Stephens served as sole administrator to the Funds.

  For the fiscal years ended February 29, 1996 and February 28, 1997, the Funds paid administration and co-administration fees to Stephens as follows:

FUND                                     FYE 2/29/96             FYE 2/28/97
----                                     -----------             -----------
Asset Allocation Fund                    $   349,680             $   572,552
Bond Index Fund                          $    18,131             $    60,713
S&P 500 Stock Fund                       $   331,823             $   713,041
U.S. Treasury Allocation Fund            $    59,609             $    73,610

  For the period beginning October 21, 1996 and ended February 28, 1997, the Funds paid co-administration fees to BGI as follows:

FUND                                                   10/21/96 - 2/28/97
----                                                   ------------------
Asset Allocation Fund                                       $ 337,801
Bond Index Fund                                             $  32,155
S&P 500 Stock Fund                                          $ 289,821
U.S. Treasury Allocation Fund                               $  35,547

  For the fiscal years ended February 28, 1998 and February 28, 1999, the Funds paid co-administration fees jointly to Stephens and BGI as follows:

FUND                                         FYE 2/28/98         FYE 2/28/99
----                                         -----------         -----------
Asset Allocation Fund                        $ 1,844,243         $ 2,215,108
Bond Index Fund                              $   158,187         $   159,900
S&P 500 Stock Fund                           $ 2,698,151         $ 3,516,796
U.S. Treasury Allocation Fund                $   182,037         $   173,856

  Shareholder Servicing Plan. Each of the Funds has adopted a Shareholder
  --------------------------
Servicing Plan (each a "Servicing Plan" and collectively the "Servicing Plans"). Under each Servicing Plan and pursuant to each Servicing Agreement, a Fund may pay one or more servicing agents, as compensation for performing certain services, monthly fees at the annual rate of up to 0.07% of the average daily net assets of the S&P 500 Stock and Bond Index Funds, and 0.20% of the average daily net assets of the Asset Allocation and U.S. Treasury Allocation Funds. Payments to a servicing agent by a Fund will be based upon the average daily net assets of the shares of the Fund owned of record by the servicing agent on behalf of customers, or by its customers directly, during the period for which payment is made.

  The Servicing Plans will continue in effect from year to year if such continuance is approved by a majority vote of both the Directors of the Company and the Servicing Plan Qualified Directors. The Servicing Agreement may be terminated automatically if assigned, or may be terminated at any time not more than 60 days nor less than 30 days after notice, by a vote of a majority of the Disinterested Directors or by a vote of the majority of the outstanding voting securities of the Shares of a Fund of the Company or the affected Fund(s). The Servicing Plans may not be amended to increase materially the amount payable thereunder without the approval of a majority of the Company's Board of Directors, including a majority of the Disinterested Directors cast at a meeting called for that specific purpose.

  The Servicing Plans require that the servicing agent shall provide to the Treasurer of the Company, at least quarterly, a written report of the amounts expended by the servicing agent (and purposes therefor) under each Servicing Plan, and shall provide to the Company's Board of Directors such information as may reasonably be necessary to an informed determination of whether the Agreement shall be implemented or continued.

  Beginning October 21, 1996, shareholder servicing fees were paid out of co-administration fees. For the fiscal year ended February 28, 1997 the Funds paid shareholder servicing fees as follows and the indicated amounts were waived:

                                                          FEES         FEES
FUND                                                      PAID        WAIVED
----                                                      ----        ------
Asset Allocation Fund                                     $555,606    $      0
Bond Index Fund                                           $ 31,663    $ 31,663
S&P 500 Stock Fund                                        $454,547    $287,325
U.S. Treasury Allocation Fund                             $ 48,458    $      0

  Shareholder Servicing Agents. The Funds have adopted a Shareholder Servicing
  ----------------------------
Plan pursuant to which they have entered into Shareholder Servicing Agreements with BGI and may enter into similar agreements with other entities (collectively, ``Shareholder Servicing Agents'') for the provision of certain services to Fund shareholders. The services provided may include personal services relating to shareholder accounts, such as answering shareholder inquiries, providing reports and other information, and providing services related to the maintenance of shareholder accounts. For these services, each Shareholder Servicing Agent is entitled to receive a monthly fee at the annual rate of up to 0.20% of the average daily value of each Fund represented by shares owned during the period for which payment is being made by investors with whom the Shareholder Servicing Agent maintains a servicing relationship, or an amount which equals the maximum amount payable to the Shareholder Servicing Agent under applicable laws, regulations or rules, including the Conduct Rules of the National Association of Securities Dealers, Inc., whichever is less. Stephens and BGI as co-administrators have agreed to pay these shareholder servicing fees out of the fees each receives for co-administration services.

  A Shareholder Servicing Agent also may impose certain conditions on its customers, subject to the terms of this Prospectus, in addition to or different from those imposed by the Company, such as requiring a minimum initial investment or payment of a separate fee for additional services. Each Shareholder Servicing Agent is required to agree to disclose any fees it may directly charge its customers who are Fund shareholders and to notify them in writing at least 30 days before it imposes any transaction fees.

  Distributor. Stephens is the distributor for the Funds' shares. Stephens is a
  -----------
full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens, as the Company's sponsor and the principal underwriter of the Funds within the meaning of the 1940 Act, has entered into a Distribution Agreement with the Company pursuant to which Stephens has the responsibility for distributing Fund shares. The Distribution Agreement provides that Stephens shall act as agent for the Funds for the sale of Fund shares, and may enter into Selling Agreements with selling agents that wish to make available Fund shares to their respective customers (``Selling Agents''). Stephens does not receive a fee for providing distribution services to the Funds. BGI presently acts as a Selling Agent, but does not receive any fee from the Funds for such activities.

  Custodian. IBT, concurrent with its appointment as sub-administrator for the
  ---------
Funds on October 21, 1996, also has been retained as custodian to each Fund and Master Portfolio and performs such services at 200 Clarendon Street, Boston, Massachusetts 02116. The custodian, among other things, maintains a custody account or accounts in the name of each Fund; receives and delivers all assets for each Fund upon purchase and upon sale or maturity; collects and receives all income and other payments and distributions on account of the assets of each Fund and pays all expenses of each Fund. IBT is not entitled to receive compensation for its services as custodian so long as it is entitled to receive fees from BGI for providing sub-administration services to the Funds. Prior to October 21, 1996, BGI served as custodian to the Funds and was not entitled to receive a fee. For the fiscal year ended February 28, 1998, the Funds did not pay any custody fees.

  Transfer and Dividend Disbursing Agent. IBT has been retained to act as the
  --------------------------------------
transfer and dividend disbursing agent for the Funds. For its services as transfer and dividend disbursing agent to the Fund, IBT is entitled to receive an annual maintenance fee computed on the basis of the number of shareholder accounts that it maintains for the Funds and to be reimbursed for out-of-pocket expenses or advances incurred by it in performing its obligations under the agreement. Stephens and BGI as co-administrators have agreed to pay these fees and expenses out of the fees each receives for co-administration services. The annual maintenance fee is paid as follows:


                                                  ANNUAL FEE
                                                  ----------
Up to 200 accounts*                         $6,000 per feeder/class
From 201 to 250 accounts                    $8,500 per feeder/class
Over 250 accounts                           $10,000 per feeder/class

_______________
* Defined as each account that is set up for an individual or plan sponsor on a fund by fund basis.

  In addition, the agreement contemplates that IBT will be reimbursed for other expenses incurred by it at the request or with the written consent of the Funds, including, without limitation, any equipment or supplies which the Company specifically orders or requires IBT to order.

  Prior to March 2, 1998, Wells Fargo Bank served as transfer and dividend disbursing agent to the Funds, and was entitled to receive a monthly fee at an annual rate of 0.10% of the average daily net assets of the Asset Allocation and U.S. Treasury Allocation Funds and 0.03% of the average daily net assets of each of the Bond Index and S&P 500 Stock Funds for such services.

  Independent Auditors.  KPMG LLP, Three Embarcadero Center, San
  ---------------------
Francisco, California 94111, serves as independent auditors for the Company.

  Legal Counsel.  Morrison & Foerster LLP, 2000 Pennsylvania Avenue, N.W.,
  --------------
Washington, D.C. 20006, serves as counsel to the Company.

  Expenses.  Except for extraordinary expenses, brokerage and other expenses
  ---------
connected with the execution of portfolio transactions and certain other expenses which are borne by the Funds, Stephens and BGI have agreed to bear all costs of the Funds' and the Company's operations.

  Brokerage Commissions. For the fiscal years ended February 28, 1997, February
  ---------------------
28, 1998 and February 28, 1999, the corresponding Master Portfolio of each Fund paid the dollar amounts of brokerage commissions indicated below. None of these brokerage commissions were paid to affiliated brokers.

                                                               COMMISSIONS PAID
MASTER PORTFOLIO                                 FYE 2/28/97     FYE 2/28/98     FYE 2/28/99
----------------                                 -----------     -----------     -----------
Asset Allocation Master Portfolio                  $28,606         $ 11,933       $ 35,317
Bond Index Master Portfolio                        $     0         $      0       $      0
S&P 500 Index Master Portfolio                     $69,826         $112,100       $366,484
U.S. Treasury Allocation Master Portfolio          $     0         $      0       $      0

  Securities of Regular Broker/Dealers. As of February 28, 1999, the
  ------------------------------------
corresponding Master Portfolio of each Fund owned securities of their "regular brokers or dealers" or their parents, as defined in the 1940 Act, as follows:

MASTER PORTFOLIO                                        BROKER/DEALER                AMOUNT
----------------                                        -------------             ------------
Asset Allocation Master Portfolio                       Lehman Bros. Holdings     $    296,800
                                                        Merrill Lynch             $  1,319,026
                                                        Morgan Stanley            $  5,403,719
                                                        J.P. Morgan               $    941,647
Bond Index Master Portfolio                             Merrill Lynch             $  4,845,703
                                                        Lehman Bros. Holdings     $    524,357
S&P 500 Index Master Portfolio                          Merrill Lynch             $  9,327,888
                                                        J.P. Morgan               $  6,682,127
                                                        Lehman Bros. Holdings     $  2,116,979
                                                        Morgan Stanley            $303,929,129
U.S. Treasury Allocation Master Portfolio               None

                            PERFORMANCE INFORMATION

  For purposes of advertising, the performance of the Funds may be calculated on the basis of average annual total return and/or cumulative total return of shares. Average annual total return of shares is calculated pursuant to a standardized formula which assumes that an investment in shares of a Fund was purchased with an initial payment of $1,000 and that the investment was redeemed at the end of a stated period of time, after giving effect to the reinvestment of dividends and distributions during the period. The return of shares is expressed as a percentage rate which, if applied on a compounded annual basis, would result in the redeemable value of the investment in shares at the end of the period. Advertisements of the performance of shares of a Fund include the Fund's average annual total return of shares for one, five and ten year periods, or for shorter time periods depending upon the length of time during which such Fund has operated. Cumulative total return of shares is computed on a per share basis and assumes the reinvestment of dividends and distributions. Cumulative total return of shares generally is expressed as a percentage rate which is calculated by combining the income and principal charges for a specified period and dividing by the NAV per share at the beginning of the period.

  Advertisements may include the percentage rate of total return of shares or may include the value of a hypothetical investment in shares at the end of the period which assumes the application of the percentage rate of total return. The performance of the Bond Index and U.S. Treasury Allocation Funds may be advertised in terms of yield. The yield on shares of these Funds is calculated by dividing each Fund's net investment income per share earned during a specified period (usually 30 days) by its NAV per share on the last day of such period and annualizing the result. Performance figures are based on historical results and are not intended to indicate future performance. Investors should remember that performance is a function of the type and quality of portfolio securities held by the Master Portfolio in which the Fund invests and is affected by operating expenses. Performance information, such as that described above, may not provide a basis for comparison with other investments or other investment companies using a different method of calculating performance.

  As and to the extent required by the SEC, an average annual compound rate of return ("T") will be computed by using the value at the end of a specified period ("ERV") of a hypothetical initial investment ("P") over a period of years ("n") according to the following formula: P(1+T)n = ERV. In addition, as indicated in the Prospectus, the Funds, at times, also may calculate total return based on net asset value per share (rather than the public offering price) in which case the figures would not reflect the effect of any sales charge that would have been paid by an investor, or based on the assumption that a sales charge other than the maximum sales charge (reflecting a Volume Discount) was assessed provided that total return data derived pursuant to the calculation described above also are presented.

  The average annual total returns on the Funds from July 2, 1993 (commencement of operations) to February 28, 1999, for the five-year period ended February 28, 1999 and for the fiscal year ended February 28, 1999 were as follows:

                                   COMMENCEMENT      FIVE-YEAR
                                     THROUGH       PERIOD ENDED
FUND                                 2/28/99         2/28/99        FYE 2/28/99
----                                 -------         -------        -----------
Asset Allocation Fund                15.60%          16.66%           17.83%
Bond Index Fund                       6.21%           6.76%            6.24%
S&P 500 Stock Fund                   22.02%          23.74%           19.50%
U.S. Treasury Allocation Fund         5.27%           5.29%            4.52%

  The cumulative total returns on the Funds from July 2, 1993 (commencement of operations) to February 28, 1999 were as follows:

                                                     COMMENCEMENT
                                                        THROUGH
FUND                                                    2/28/99
----                                                    -------
Asset Allocation Fund                                   127.23%
Bond Index Fund                                          40.65%
S&P 500 Stock Fund                                      208.48%
U.S. Treasury Allocation Fund                            33.76%

  The U.S. Treasury Allocation, Asset Allocation, and Bond Index Funds may advertise certain yield information. As, and to the extent required by the SEC, yield will be calculated based on a 30-day (or one-month) period, computed by dividing the net investment income per share earned during the period by the maximum offering price per share on the last day of the period, according to the following formula: YIELD = 2[(((a-b)/cd)+1)6-1], where a = dividends and interest earned during the period; b = expenses accrued for the period (net of reimbursements); c = the average daily number of shares outstanding during the period that were entitled to receive dividends; and d = the maximum offering price per share on the last day of the period. The net investment income of a Fund includes actual interest income, plus or minus amortized purchase discount (which may include original issue discount) or premium, less accrued expenses. Realized and unrealized gains and losses on portfolio securities are not included in a Fund's net investment income. For purposes of sales literature, yield also may be calculated on the basis of the net asset value per share rather than public offering price, provided that the yield data derived pursuant to the calculation described above also are presented.

  The yields of the Funds for the 30-day period ended February 28, 1999 were as follows:

                                                     CURRENT
FUND                                                  YIELD
----                                                  -----
Bond Index Fund                                       5.97%
U.S. Treasury Allocation Fund                         4.08%

  The yield for a Fund fluctuates from time to time, unlike bank deposits or other investments that pay a fixed yield for a stated period of time, and does not provide a basis for determining future yields since it is based on historical data. Yield is a function of portfolio quality, composition, maturity and market conditions as well as the expenses allocated to the Fund.

  Yield information for a Fund may be useful in reviewing the performance of the Fund and for providing a basis for comparison with investment alternatives. A Fund's yield, however, may not be comparable to the yields from investment alternatives because of differences in the foregoing variables and differences in the methods used to value portfolio securities, compute expenses and calculate yield.

  In addition, investors should recognize that changes in the net asset value of shares of a Fund affect the yield of such Fund for any specified period, and such changes should be considered together with the Fund's yield in ascertaining the Fund's total return to shareholders for the period. Yield information for the Funds may be useful in reviewing the performance of such Funds and for providing a basis for comparison with investment alternatives. The yield of a Fund, however, may not be comparable to the yields from investment alternatives because of differences in the foregoing variables and differences in the methods used to value portfolio securities, compute expenses and calculate yield. Additional information about the performance of each Fund is contained in the Annual Report which may be obtained by calling the Company at 1-888-204-3956.

  Performance Comparisons. From time to time and only to the extent the
  -----------------------
comparison is appropriate for a Fund, the Company may quote the performance of a Fund in advertising and other types of literature and may compare the performance of a Fund to the performance of various indices and investments for which reliable performance data is available. The performance of a Fund may be compared in advertising and other literature to averages, performance rankings and other information prepared by recognized mutual fund statistical services.

  The performance information for the Bond Index Fund also may be compared, in reports and promotional literature, to the Consumer Price Index, the Salomon One Year Treasury Benchmark Index, Ten Year U.S. Government Bond Average, S&P's Corporate Bond Yield Averages, Schabacker Investment Management Indices, Salomon Brothers High Grade Bond Index, Lipper General Bond Fund Average, Lipper Intermediate Investment Grade Debt Fund Average, Lehman Brothers Government/Corporate Bond Index, Lehman Brothers Intermediate Government/Corporate Bond Index, and Lehman Brothers Long-Term High Quality Government/Corporate Bond Index. The performance information for the Bond Index Fund also may be compared to the S&P Index, the Dow Jones Industrial Average, the Lehman Brothers 20+ Treasury Index, the Lehman Brothers 5-7 Year Treasury Index, Bank Averages (which is calculated from figures supplied by the U.S. League of Savings Institutions based on effective annual rates of interest on both passbook and certificate accounts), or to other indices of bonds, stocks, or government securities, or by other services, companies, publications, or persons who monitor mutual funds on overall performance or other criteria, but not to money market mutual funds.

  Performance information for the U.S. Treasury Allocation Fund, Asset Allocation Fund, and the S&P 500 Stock Fund may be compared, in reports and promotional literature, to the S&P 500 Index, the Wilshire 5000 Equity Index, the Lehman Brothers 20+ Treasury Index, Donoghue's Money Fund Averages, the Lehman Brothers 5-7 Year Treasury Index, Lehman Brothers Government Bond Index, Lehman Brothers Treasury Bond Index, Lipper Balanced Fund Average, Lipper Growth Fund Average, Lipper Flexible Portfolio Fund Average, Lehman Brothers Intermediate Treasury Index, 91-Day Treasury Bill Average, or other appropriate managed or unmanaged indices of the performance of various types of investments, so that investors may compare a Fund's results with those of indices widely regarded by investors as representative of the security markets in general. Unmanaged indices may assume the reinvestment of dividends, but generally do not reflect deductions for administrative and management costs and expenses. Managed indices generally do reflect such deductions.

  The Company also may use the following information in advertisements and other types of literature, only to the extent the information is appropriate for a
Fund: (i) the Consumer Price Index may be used to assess the real rate of return from an investment in a Fund; (ii) other government statistics, including, but not limited to, The Survey of Current Business, may be used to illustrate investment attributes of a Fund or the general economic, business, investment, or financial environment in which a Fund operates; (iii) the effect of tax-deferred compounding on the investment returns of a Fund, or on returns in general, may be illustrated by graphs, charts, etc., where such graphs or charts would compare, at various points in time, the return from an investment in a Fund (or returns in general) on a tax-deferred basis (assuming reinvestment of capital gains and dividends and assuming one or more tax rates) with the return on a taxable basis; and (iv) the sectors or industries in which a Fund invests may be compared to relevant indices of stocks or surveys (e.g., S&P Industry Surveys) to evaluate a Fund's historical performance or current or potential value with respect to the particular industry or sector.

  In addition, the Company also may use, in advertisements and other types of literature, information and statements: (1) showing that bank savings accounts offer a guaranteed return of principal and a fixed rate of interest, but no opportunity for capital growth; and (2) describing BGFA, and its affiliates and predecessors, as one of the first investment managers to advise investment accounts using asset allocation and index strategies. The Company also may include in advertising and other types of literature information and other data from reports and studies prepared by the Tax Foundation, including information regarding federal and state tax levels and the related "Tax Freedom Day." The Company also may disclose in advertising and other types of sales literature the assets and categories of assets under management by the Master Portfolios' investment adviser, sub-investment adviser or their affiliates.

  A Fund's performance also may be compared to those of other mutual funds having similar objectives. This comparative performance could be expressed as a ranking prepared by Lipper Analytical Services, Inc., (including the Lipper General Bond Fund Average, the Lipper Intermediate Investment Grade Debt Fund Average, the Lipper Bond Fund Average, the Lipper Growth Fund Average, the Lipper Flexible Fund Average), Donoghue's Money Fund Report, including Donoghue's Taxable Money Market Fund Average or Morningstar, Inc., independent services which monitor the performance of mutual funds. A Fund's performance will be calculated by relating net asset value per share at the beginning of a stated period to the net asset value of the investment, assuming reinvestment of all gains distributions and dividends paid, at the end of the period. Any such comparisons may be useful to investors who wish to compare a Fund's past performance with that of its competitors. Of course, past performance cannot be a guarantee of future results.

  Other Advertising Items. From time to time, the Company also may include in
  -----------------------
advertisements or other marketing materials a discussion of certain of the objectives of the investment strategy of the Asset Allocation Fund and the U.S. Treasury Allocation Fund and a comparison of this strategy with other investment strategies. In particular, the responsiveness of these Funds to changing market conditions may be discussed. For example, the Company may describe the benefits derived by having BGFA, as investment adviser, monitor and reallocate investments among the three asset categories described in a Fund's Prospectus. The Company's advertising or other marketing materials also might set forth illustrations depicting examples of recommended allocations in different market conditions.

  The Company also may discuss in advertising and other types of literature that a Fund has been assigned a rating by a nationally recognized statistical rating organization ("NRSRO"), such as Standard & Poor's Corporation. Such rating would assess the creditworthiness of the investments held by the Fund. The assigned rating would not be a recommendation to purchase, sell or hold the Fund's shares since the rating would not comment on the market price of the Fund's shares or the suitability of the Fund for a particular investor. In addition, the assigned rating would be subject to change, suspension or withdrawal as a result of changes in, or unavailability of, information relating to the Fund or its investments. The Company may compare a Fund's performance with other investments which are assigned ratings by NRSROs. Any such comparisons may be useful to investors who wish to compare a Fund's past performance with other rated investments. Of course past performance cannot be a guarantee of future results. The Company also may include from time to time, a reference to certain marketing approaches of the Distributor, including, for example, a reference to a potential shareholder being contacted by a selected broker or dealer. General mutual fund statistics provided by the Investment Company Institute may also be used.

                       DETERMINATION OF NET ASSET VALUE

  Net asset value per share for a Fund is determined on each day the Fund is open for trading. Each Fund's investment in the corresponding Master Portfolio of the Trusts are valued at the net asset value of such Master Portfolio's shares.

  Because the Master Portfolios are closed on certain days when the NYSE is open for business, shareholders would not be able to redeem their shares on certain days when there may be significant changes in the value of a Master Portfolio's portfolio securities.

  Master Portfolio securities for which market quotations are available are valued at latest prices. Securities of a Master Portfolio for which the primary market is a national securities exchange or the National Association of Securities Dealers Automated Quotations National Market System are valued at last sale prices. In the absence of any sale of such securities on the valuation date and in the case of other securities, including U.S. Government securities but excluding money market instruments maturing in 60 days or less, the valuations are based on latest quoted bid prices. Money market instruments maturing in 60 days or less are valued at amortized cost with cost being the value of the security on the preceding day (61st day). Futures contracts will be marked to market daily at their respective settlement prices determined by the relevant exchange. Options listed on a national exchange are valued at the last sale price on the exchange on which they are traded at the close of the NYSE, or, in the absence of any sale on the valuation date, at latest quoted bid prices. Options not listed on a national exchange are valued at latest quoted bid prices. Debt securities maturing in 60 days or less are valued at amortized cost. In all cases, bid prices will be furnished by an independent pricing service approved by the Board of Trustees. Prices provided by an independent pricing service may be determined without exclusive reliance on quoted prices and may take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. Securities held under a repurchase agreement will be valued at a price equal to the amount of the cash investment at the time of valuation on the valuation date. The market value of the underlying securities shall be determined in accordance with the applicable procedures, as described above, for the purpose of determining the adequacy of collateral. All other securities and other assets of the Funds for which current market quotations are not readily available are valued at fair value as determined in good faith by MIP's Board of Trustees and in accordance with procedures adopted by the Trustees.

                  PURCHASES, REDEMPTION AND PRICING OF SHARES

  Terms of Purchase. The Funds are generally open Monday through Friday and are
  -----------------
closed on weekends and NYSE holidays. The holidays on which the NYSE is closed currently are: New Year's

Day, Martin Luther King, Jr.'s. Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Company reserves the right to reject any purchase order and to change the amount of the minimum investment and subsequent purchases in the Funds.

  In-Kind Purchases. Payment for shares of a Fund may, at the discretion of the
  -----------------
adviser, be made in the form of securities that are permissible investments for the Fund and must meet the investment objective, policies and limitations of the Fund as described in the Prospectus. In connection with an in-kind securities payment, a Fund may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Fund; (ii) are accompanied by satisfactory assurance that the Fund will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Fund; (iv) be in proper form for transfer to the Fund; (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Fund engaged in the in-kind purchase transaction and must be delivered to such Fund by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled. Each Fund immediately will transfer to its corresponding Master Portfolio any and all securities received by it in connection with an in-kind purchase transaction, in exchange for interests in such Master Portfolio.

  Suspension of Redemptions.  Under the 1940 Act, a Fund may suspend the right
  -------------------------
of redemption or postpone the date of payment upon redemption for any period during which the NYSE is closed (other than customary weekend and holiday closings, or during which trading is restricted, or during which as determined by the SEC by rule or regulation) an emergency exists as a result of which disposal or valuation of portfolio securities is not reasonably practicable, or for such periods as the SEC may permit.

  The Company may suspend redemption rights or postpone redemption payments for such periods as are permitted under the 1940 Act. The Company also may redeem shares involuntarily or make payment for redemption in securities or other property if it appears appropriate to do so in light of the Company's responsibilities under the 1940 Act.

  In addition, the Company may redeem shares involuntarily to reimburse a Fund for any losses sustained by reason of the failure of a shareholder to make full payment for shares purchased or to collect any charge relating to a transaction effected for the benefit of a shareholder which is applicable to shares of a Fund as provided from time to time in the Prospectus.

                            PORTFOLIO TRANSACTIONS

  Since each Fund invests all of its assets in a corresponding Master Portfolio of MIP, set forth below is a description of the Master Portfolios' policies governing portfolio securities transactions.

  Purchases and sales of equity securities on a securities exchange usually are effected through brokers who charge a negotiated commission for their services. Commission rates are established pursuant to negotiations with the broker based on the quality and quantity of execution services provided by the broker in light of generally prevailing rates. Orders may be directed to any broker including, to the extent and in the manner permitted by applicable law, Stephens or Barclays Global Investors Services. In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount.

  Purchases of debt securities generally are principal transactions. Debt securities normally are purchased or sold from or to dealers serving as market makers for the securities at a net price. Debt securities also may be purchased in underwritten offerings or directly from an issuer. Generally debt obligations are traded on a net basis and do not involve brokerage commissions. The cost of executing transactions in debt securities consists primarily of dealer spreads and underwriting commissions.

  Under the 1940 Act, persons affiliated with a Master Portfolio are prohibited from dealing with the Master Portfolio as a principal in the purchase and sale of portfolio securities unless an exemptive order allowing such transactions is obtained from the Commission or an exemption is otherwise available. A Master Portfolio may purchase securities from underwriting syndicates of which Stephens is a member under certain conditions in accordance with the provisions of a rule adopted under the 1940 Act and in compliance with procedures adopted by MIP's Board of Trustees.

  A Master Portfolio has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities. Subject to policies established by the Board of Trustees, BGFA is responsible for each Master Portfolio's investment decisions and the placing of portfolio transactions. In placing orders, it is the policy of each Master Portfolio to obtain the best overall terms taking into account the dealer's general execution and operational facilities, the type of transaction involved and other factors such as the dealer's risk in positioning the securities involved. BGFA generally seeks reasonably competitive spreads or commissions.

  In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Certain of the brokers or dealers with whom the Master Portfolios may transact business offer commission rebates to the Master Portfolios. BGFA considers such rebates in assessing the best overall terms available for any transaction. BGFA may cause the Asset Allocation and S&P 500 Index Master Portfolios to pay a broker/dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker/dealer for effecting the same transaction, provided that BGFA determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker/dealer, viewed in terms of either the particular transaction or the overall responsibilities of BGFA. Such brokerage and research services might consist of reports and statistics relating to specific companies or industries, general summaries of groups of stocks or bonds and their comparative earnings and yields, or broad overviews of the stock, bond, and government securities markets and the economy.

  Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by BGFA and does not reduce the advisory fees payable by the Master Portfolio. MIP's Board of Trustees will periodically review the commissions paid by the Master Portfolio to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Master Portfolio. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which BGFA exercises investment discretion. Conversely, the Master Portfolio may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company.

  Under Section 28(e) of the Securities Exchange Act of 1934, an adviser shall not be "deemed to have acted unlawfully or to have breached its fiduciary duty" solely because under certain circumstances it has caused the account to pay a higher commission than the lowest available. To obtain the benefit of Section 28(e), an adviser must make a good faith determination that the commissions paid are "reasonable in relation to the value of the brokerage and research services provided . . . viewed in terms of either that particular transaction or its overall responsibilities with respect to the accounts as to which it exercises investment discretion and that the services provided by a broker provide an adviser with lawful and appropriate assistance in the performance of its investment decision-making responsibilities." Accordingly, the price to the Master Portfolio in any transaction may be less favorable than that available from another broker/dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered.

  Portfolio Turnover. The portfolio turnover rates for the U.S. Treasury
  ------------------
Allocation, Bond Index, Asset Allocation and S&P 500 Index Master Portfolios generally are not expected to exceed 450%, 100%, 450% and 50%, respectively. The higher portfolio turnover rates for the U.S. Treasury Allocation, Bond Index and Asset Allocation Master Portfolios may result in higher transaction (i.e., principal markup/markdown, brokerage, and other transaction) costs. The portfolio turnover rate will not be a limiting factor when BGFA deem portfolio changes appropriate.

                      DIVIDENDS, DISTRIBUTIONS AND TAXES

  General. The Company intends to qualify each Fund as a regulated investment
  -------
company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), as long as such qualification is in the best interest of the Fund's shareholders. Each Fund will be treated as a separate entity for tax purposes and thus the provisions of the Code applicable to regulated investment companies will generally be applied individually to each Fund, rather than to the Company as a whole. Accordingly, net capital gain, net investment income, and operating expenses will be determined separately for each Fund. As a regulated investment company, each Fund will not be taxed on its net investment income and capital gains distributed to its shareholders.

  Qualification as a regulated investment company under the Code requires, among other things, that (a) each Fund derive at least 90% of its annual gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; and (b) the Fund diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Fund's assets is represented by cash, government securities and other securities limited in respect of any one issuer to an amount not greater than 5% of the Fund's assets and 10% of the outstanding voting securities of such issuer, and
(ii) not more than 25% of the value of its assets is invested in the securities of any one issuer (other than U.S. Government obligations and the securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses.

  The Funds must also distribute or be deemed to distribute to their shareholders at least 90% of their net investment income (which, for this purpose includes net short-term capital gains) earned in each taxable year. In general, these distributions must actually or be deemed to be made in the taxable year. However, in certain circumstances, such distributions may be made in the 12 months following the taxable year. The Funds intend to pay out substantially all of their net investment income and net realized capital gains (if any) for each year.

  Each Fund seeks to qualify as a regulated investment company by investing substantially all of its assets in a Master Portfolio. Under the Code, each Master Portfolio will be treated as a non-publicly traded partnership rather than as a regulated investment company or a corporation. As a non-publicly traded partnership, any interest, dividends, gains and losses of the Master Portfolio shall be deemed to have been "passed through" to the corresponding Fund (and the Master Portfolio's other investors) in proportion to each Fund's ownership interest in the Master Portfolio. Therefore, to the extent that a Master Portfolio were to accrue but not distribute any interest, dividends or gains, the corresponding Fund would be deemed to have realized and recognized its proportionate share of interest, dividends or gains without receipt of any corresponding distribution. However, each Master Portfolio will seek to minimize recognition by its investors (such as a Fund) of interest, dividends, gains or losses without a corresponding distribution.




  Excise Tax.  A 4% nondeductible excise tax will be imposed on each Fund (other
  ----------
than to the extent of its tax-exempt interest income) to the extent it does not meet certain minimum distribution requirements by the end of each calendar year. Each Fund intends to actually or be deemed to distribute substantially all of its net investment income and net capital gains by the end of each calendar year and, thus, expects not to be subject to the excise tax.

  Taxation of Master Portfolio Investments.  Except as otherwise provided
  ----------------------------------------
herein, gains and losses realized by a Master Portfolio on the sale of portfolio securities generally will be capital gains and losses. Such gains and losses ordinarily will be long-term capital gains and losses if the securities have been held by the Master Portfolio for more than one year at the time of disposition of the securities.

  Gains recognized on the disposition of a debt obligation (including tax-exempt obligations purchased after April 30, 1993) purchased by a Master Portfolio at a market discount (generally at a price less than its principal amount) will be treated as ordinary income to the extent of the portion of market discount which accrued, but was not previously recognized pursuant to an available election, during the term the Master Portfolio held the debt obligation.

  If an option granted by a Master Portfolio lapses or is terminated through a closing transaction, such as a repurchase by the Master Portfolio of the option from its holder, the Master Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Master Portfolio in the closing transaction. Some realized capital losses may be deferred if they result from a position which is part of a "straddle," discussed below. If securities are sold by a Master Portfolio pursuant to the exercise of a call option granted by it, the Master Portfolio will add the premium received to the sale price of the securities delivered in determining the amount of gain or loss on the sale.

  Under Section 1256 of the Code, a Master Portfolio will be required to "mark to market" its positions in "Section 1256 contracts," which generally include regulated futures contracts and listed non-equity options. In this regard,
Section 1256 contracts will be deemed to have been sold at market value. Under
Section 1256 of the Code, sixty percent (60%) of any net gain or loss realized on all dispositions of Section 1256 contracts, including deemed dispositions under the mark-to-market regime, will generally be treated as long-term capital gain or loss, and the remaining forty percent (40%) will be treated as short-term capital gain or loss. Transactions that qualify as designated hedges are excepted from the mark-to-market and 60%/40% rules.

  Under Section 988 of the Code, a Master Portfolio will generally recognize ordinary income or loss to the extent gain or loss realized on the disposition of portfolio securities is attributable to changes in foreign currency exchange rates. In addition, gain or loss realized on the disposition of a foreign currency forward contract, futures contract, option or similar financial instrument, or of foreign currency itself, will generally be treated as ordinary income or loss. The Master Portfolios will attempt to monitor Section 988 transactions, where applicable, to avoid adverse federal income tax impact to the Funds and their shareholders.

  Offsetting positions held by a regulated investment company involving certain financial forward, futures or options contracts may be considered, for tax purposes, to constitute "straddles." "Straddles" are defined to include "offsetting positions" in actively traded personal property. The tax treatment of "straddles" is governed by Section 1092 of the Code which, in certain circumstances, overrides or modifies the provisions of Section 1256 of the Code, described above. If a regulated investment company were treated as entering into "straddles" by engaging in certain financial forward, futures or option contracts, such straddles could be characterized as "mixed straddles" if the futures, forwards, or options comprising a part of such straddles were governed by Section 1256 of the Code. The regulated investment company may make one or more elections with respect to "mixed straddles." Depending upon which election is made, if any, the results with respect to the regulated investment company may differ. Generally, to the extent the straddle rules apply to positions established by a regulated investment company, losses realized by the regulated investment company may be deferred to the extent of unrealized gain in any offsetting positions. Moreover, as a result of the straddle and the conversion transaction rules, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gain may be characterized as short-term capital gain or ordinary income.

  If a Master Portfolio enters into a "constructive sale" of any appreciated position in stock, a partnership interest, or certain debt instruments, the Master Portfolio must recognize gain (but not loss) with respect to that position. For this purpose, a constructive sale occurs when the Master Portfolio enters into one of the following transactions with respect to the same or substantially identical property: (i) a short sale; (ii) an offsetting notional principal contract; (iii) a futures or forward contract, or (iv) other transactions identified in future Treasury Regulations.

  If a Master Portfolio purchases shares in a "passive foreign investment company" ("PFIC"), the Master Portfolio may be subject to federal income tax and an interest charge imposed by the Internal Revenue Service ("IRS") upon certain distributions from the PFIC or the Master Portfolio's disposition of its PFIC shares. If the Master Portfolio invests in a PFIC, the Master Portfolio intends to make an available election to mark-to-market its interest in PFIC shares. Under the election, the Master Portfolio will be treated as recognizing at the end of each taxable year the difference, if any, between the fair market value of its interest in the PFIC shares and its basis in such shares. In some circumstances, the recognition of loss may be suspended. The Master Portfolio will adjust its basis in the PFIC shares by the amount of income (or loss) recognized. Although such income (or loss) will be taxable to the Master Portfolio as ordinary income (or loss) notwithstanding any distributions by the PFIC, the Master Portfolio will not be subject to federal income tax or the interest charge with respect to its interest in the PFIC, if it makes the available election.

  Foreign Taxes.   Income and dividends received by a Fund (through a Master
  -------------
Portfolio) from foreign securities and gains realized by the Fund on the disposition of foreign securities may be subject to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Although in some circumstances a regulated investment company can elect to "pass through" foreign tax credits to its shareholders, the Funds do not expect to be eligible to make such an election.

  Capital Gain Distributions.  Distributions which are designated by a Fund as
  --------------------------
capital gain distributions will be taxed to shareholders as long-term capital gain (to the extent such dividends do not exceed the Fund's actual net capital gain for the taxable year), regardless of how long a shareholder has held Fund shares. Such distributions will be designated as capital gain distributions in a written notice mailed by the Fund to its shareholders not later than 60 days after the close of the Fund's taxable year.

  Disposition of Fund Shares.  A disposition of Fund shares pursuant to
  --------------------------
redemption (including a redemption in-kind) or exchanges ordinarily will result in a taxable capital gain or loss, depending on the amount received for the shares (or are deemed to receive in the case of an exchange) and the cost of the shares.

  If a shareholder exchanges or otherwise disposes of Fund shares within 90 days of having acquired such shares and if, as a result of having acquired those shares, the shareholder subsequently pays a reduced sales charge on a new purchase of shares of the Fund or a different regulated investment company, the sales charge previously incurred acquiring the Fund's shares shall not be taken into account (to the extent such previous sales charges do not exceed the reduction in sales charges on the new purchase) for the purpose of determining the amount of gain or loss on the disposition, but will be treated as having been incurred in the acquisition of such other shares. Also, any loss realized on a redemption or exchange of shares of the Fund will be disallowed to the extent that substantially identical shares are acquired within the 61-day period beginning 30 days before and ending 30 days after the shares are disposed of.

  If a shareholder receives a designated capital gain distribution (to be treated by the shareholder as long-term capital gain) with respect to any Fund share and such Fund share is held for six months or less, then (unless otherwise disallowed) any loss on the sale or exchange of that Fund share will be treated as long-term capital loss to the extent of the designated capital gain distribution. This loss disallowance rule does not apply to losses realized under a periodic redemption plan.

  Federal Income Tax Rates.  As of the printing of this SAI, the maximum
  ------------------------
individual tax rate applicable to ordinary income is 39.6% (marginal tax rates may be higher for some individuals to reduce or eliminate the benefit of exemptions and deductions); the maximum individual marginal tax rate applicable to net capital gain is 20%; and the maximum corporate tax rate applicable to ordinary income and net capital gain is 35% (marginal tax rates may be higher for some corporations to reduce or eliminate the benefit of lower marginal income tax rates). Obviously, the amount of tax payable by any taxpayer will be affected by a combination of tax laws covering, for example, deductions, credits, deferrals, exemptions, sources of income and other matters.

  Corporate Shareholders.  Corporate shareholders of the Funds may be eligible
  ----------------------
for the dividends-received deduction on dividends distributed out of a Fund's net investment income attributable to dividends received from domestic corporations, which, if received directly by the corporate shareholder, would qualify for such deduction. A distribution by a Fund attributable to dividends of a domestic corporation will only qualify for the dividends-received deduction if (i) the corporate shareholder generally holds the Fund shares upon which the distribution is made for at least 46 days during the 90 day period beginning 45 days prior to the date upon which the shareholder becomes entitled to the distribution; and (ii) the Fund generally holds the shares of the domestic corporation producing the dividend income for at least 46 days during the 90 day period beginning 45 days prior to the date upon which the Fund becomes entitled to such dividend income.

  Foreign Shareholders.  Under the Code, distributions of net investment income
  --------------------
by a Fund to a nonresident alien individual, foreign trust (i.e., trust which a U.S. court is able to exercise primary supervision over administration of that trust and one or more U.S. persons have authority to control substantial decisions of that trust), foreign estate (i.e., the income of which is not subject to U.S. tax regardless of source), foreign corporation, or foreign partnership (a "foreign shareholder") will be subject to federal withholding tax (at a rate of 30% or, if an income tax treaty applies, at a lower treaty rate, if any). Such tax withheld is generally not refundable. Withholding will not apply if a dividend distribution paid by a Fund to a foreign shareholder is "effectively connected" with a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the foreign shareholder), in which case the reporting and withholding requirements applicable to U.S. persons will apply. Disposition of Fund shares and distributions of net capital gains generally are not subject to tax withholding applicable to foreign shareholders.

  New Regulations.  On October 6, 1997, the Treasury Department issued new
  ---------------
regulations (the "New Regulations") which make certain modifications to the backup withholding, U.S. income tax withholding and information reporting rules applicable to foreign shareholders. The New Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. Among other things, the New Regulations will permit the Funds to estimate the portion of their distributions paid to foreign shareholders which is subject to federal income tax withholding. Prospective investors are urged to consult their own tax advisors regarding the application to them of the New Regulations.

  Backup Witholding. The Company may be required to withhold, subject to certain
  -----------------
exemptions, at a rate of 31% ("backup withholding") on dividends, capital gain distributions, and redemption proceeds (including proceeds from exchange and redemptions in-kind) paid or credited to an individual Fund shareholder, unless the shareholder certifies that his or her taxpayer identification number ("TIN"), which usually is his or her social security number, provided to the Company is correct and the shareholder is not subject to backup withholding, or the IRS notifies the Company that the shareholder's TIN is incorrect or that the shareholder is subject to backup withholding. Such tax withheld does not constitute any additional tax imposed on the shareholder, and may be claimed as a credit against the shareholder's federal income tax liability, if any, or otherwise will be refundable. An investor must provide a valid TIN to the Company upon opening or reopening an account. Failure to furnish a valid TIN to the Company could also subject the investor to penalties imposed by the IRS. Foreign shareholders of the Funds (described below) generally are not subject to backup withholding.

  Other Matters.  Investors should be aware that the investments to be made by a
  -------------
Fund may involve sophisticated tax rules that may result in income or gain recognition by the Fund without corresponding current cash receipts. Although the Funds will seek to avoid significant noncash income, could be recognized by a Fund, in which case the Fund may distribute cash derived from other sources in order to meet the minimum distribution requirements described above.

  The foregoing discussion and the discussions in the Prospectus applicable to each shareholder address only some of the federal income tax considerations generally affecting investments in a Fund. Each investor is urged to consult his or her tax advisor regarding specific questions as to federal, state, local and foreign taxes.

                                 CAPITAL STOCK

  The authorized capital stock of the Company consists of 13,900,000,000 shares having a par value of $.001 per share. As of the date of this SAI, the Company's Board of Directors has authorized the issuance of ten series of shares. The Board of Directors may, in the future, authorize the issuance of other series of capital stock representing shares of additional investment portfolios or funds.

  Although the Company is not required to hold regular annual shareholder meetings, occasional annual or special meetings may be required for purposes such as electing and removing Directors, approving advisory contracts, and changing the Fund's investment objective or fundamental investment policies.

  Voting.  All shares of the Company have equal voting rights and will
  -------
be voted in the aggregate, rather than by fund, unless otherwise required by law (such as when a matter affects only one Fund). Shareholders of the Fund are entitled to one vote for each share owned and fractional votes for fractional shares owned. Depending on the terms of a particular Benefit Plan and the matter being submitted to a vote, a sponsor may request direction from individual participants regarding a shareholder vote. The Directors of the Company will vote shares for which they receive no voting instructions in the same proportion as the shares for which they do receive voting instructions.

  The Master Portfolio.  Whenever a Fund, as an interestholder of the Master
  ---------------------
Portfolio, is requested to vote on any matter submitted to interestholders of the Master Portfolio, the Fund will hold a meeting of its shareholders to consider such matters. The Fund will cast its votes in proportion to the votes received from its shareholders. Shares for which the Fund receives no voting instructions will be voted in the same proportion as the votes received from the other Fund shareholder. If the Master Portfolio's investment objective or policies are changed, the Fund may elect to change its objective or policies to correspond to those of the Master Portfolio. The Fund may also elect to redeem its interests in the Master Portfolio and either seek a new investment company with a matching objective in which to invest or retain its own investment adviser to manage the Fund's portfolio in accordance with its objective. In the latter case, the Fund's inability to find a substitute investment company in which to invest or equivalent management services could adversely affect shareholders' investments in the Fund.

  All shares of the Company have equal voting rights and will be voted in the aggregate, and not by series, except where voting by a series is required by law or where the matter involved only affects one series. For example, a change in a Fund's fundamental investment policy would be voted upon only by shareholders of the Fund. Additionally, approval of an advisory contract is a matter to be determined separately by fund. Approval by the shareholders of a fund is effective as to that fund whether or not sufficient votes are received from the shareholders of the other investment portfolios to approve the proposal as to those investment portfolios. As used in the Prospectus of each Fund and in this SAI, the term "majority," when referring to approvals to be obtained from shareholders of the Fund, means the vote of the lesser of (i) 67% of the shares of the Fund represented at a meeting if the holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (ii) more than 50% of the outstanding shares of the Fund. The term "majority," when referring to the approvals to be obtained from shareholders of the Company as a whole, means the vote of the lesser of (i) 67% of the Company's shares represented at a meeting if the holders of more than 50% of the Company's outstanding shares are present in person or by proxy, or (ii) more than 50% of the Company's outstanding shares. Shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held.

  The Company may dispense with an annual meeting of shareholders in any year in which it is not required to elect Directors under the 1940 Act. However, the Company has undertaken to hold a special meeting of its shareholders for the purpose of voting on the question of removal of a Director or Directors if requested in writing by the holders of at least 10% of the Company's outstanding voting securities, and to assist in communicating with other shareholders as required by Section 16(c) of the 1940 Act.

  Each share of a Fund represents an equal proportional interest in the Fund with each other share and is entitled to such dividends and distributions out of the income earned on the assets belonging to the Fund as are declared in the discretion of the Directors. In the event of the liquidation or dissolution of the Company, shareholders of a Fund are entitled to receive the assets attributable to the Fund that are available for distribution, and a distribution of any general assets not attributable to a particular investment portfolio that are available for distribution in such manner and on such basis as the Directors in their sole discretion may determine.

  Shareholders are not entitled to any preemptive rights. All shares, when issued, will be fully paid and non-assessable by the Company.

  MIP is an open-end, series management investment companies organized as a Delaware business trust. MIP was organized on October 21 1993. In accordance with Delaware law and in connection with the tax treatment sought by MIP, MIP's Declaration of Trust provides that its investors would be personally responsible for Trust liabilities and obligations, but only to the extent MIP's property is insufficient to satisfy such liabilities and obligations. The Declaration of Trust also provides that MIP shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities, and that investors will be indemnified to the extent they are held liable for a disproportionate share of Trust obligations. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and MIP itself was unable to meet its obligations.

  The Declaration of Trust further provides that obligations of MIP are not binding upon its Trustees individually but only upon the property of the Trust and that the Trustees will not be liable for any action or failure to act, but nothing in the Declarations of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Trustee's office.

  The interests in each Master Portfolio of MIP have substantially identical voting and other rights as those rights enumerated above for shares of the Funds. MIP also intends to dispense with annual meetings, but are required by
Section 16(c) of the Act to hold a special meeting and assist investor communications under the circumstances described above with respect to a Company. Whenever a Fund is requested to vote on a matter with respect to its Master Portfolio, the Fund will hold a meeting of Fund shareholders and will cast its votes as instructed by such shareholders.

  In a situation where a Fund does not receive instruction from certain of its shareholders on how to vote the corresponding shares of a Master Portfolio, such Fund will vote such shares in the same proportion as the shares for which the Fund does receive voting instructions.

                      ADDITIONAL INFORMATION ON THE FUNDS

  The Company provides annual and semi-annual reports to all shareholders. The annual reports contain audited financial statements and other information about the Fund including additional information on performance. Shareholders may obtain a copy of the Company's most recent annual report without charge by phoning 1-888-204-3956.

  The Registration Statement of the Company and the Trust, including the Prospectus for each Fund, the SAI and the exhibits filed therewith, may be examined at the office of the SEC in Washington, D.C. Statements contained in a Prospectus or the SAI as to the contents of any contract or other document referred to herein or in a Prospectus are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IN THE COMPANY'S OFFICIAL SALES LITERATURE IN CONNECTION WITH THE OFFER OF THE FUNDS' SHARES AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFERING MAY NOT LAWFULLY BE MADE.


                             FINANCIAL STATEMENTS

  The audited financial statements, including the portfolio of investments, and independent auditors' report for the fiscal year ended February 28, 1999 for the Asset Allocation, Bond Index, S&P 500 Stock and U.S. Treasury Allocation Funds and corresponding Master Portfolios are hereby incorporated by reference to the MasterWorks Funds Inc. Annual Report, as filed with the SEC on May 1, 1999. The audited financial statements are attached to all SAIs delivered to shareholders or prospective shareholders.

                                   APPENDIX
                                   --------

                              INVESTMENT RATINGS

The following describes how three of the major rating agencies classify their investment ratings. Ratings of debt securities represent the rating agency's opinion regarding their quality, and are not a guarantee of quality. Credit ratings attempt to evaluate the safety of principal and interest payments, and do not evaluate the risks of fluctuations in market value. Furthermore, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer's current financial condition may be better or worse than the rating indicates. Subsequent to purchase by a Master Portfolio, the rating of a debt security may be reduced below the minimum rating required for initial purchase by the Master Portfolio or the security may cease to be rated. BGFA will consider either such event in determining whether a Master Portfolio should continue to hold the security. In no event will a Master Portfolio hold more than 5% of its net assets in debt securities rated below "BBB" by S&P or below "Baa" by Moody's or in unrated low quality (below investment grade) debt securities. BGFA does not make any representation that the investment ratings provided by such rating agencies are accurate or complete.


                           STANDARD & POOR'S RATINGS

Bond Ratings. Bonds rated "AAA" have the highest rating assigned by S&P to a debt obligation. Capacity to pay interest and repay principal is extremely strong. Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree. Bonds rated "A" have a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. Bonds rated "BBB" by S&P are regarded as having an adequate capacity to pay interest and repay principal. Whereas such bonds normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories. Commercial Paper Ratings. Commercial paper with the greatest capacity for timely payment is rated "A" by S&P. Issues within this category are further redefined with designations "1", "2" and "3" to indicate the relative degree of safety;
"A-1," the highest of the three, indicates the degree of safety is very high.

                       MOODY'S INVESTORS SERVICE RATINGS

Bond Ratings. Bonds rated "Aaa" by Moody's are judged to be of the best quality. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. Bonds rated "Aa" are judged to be of high quality by all standards. They are rated lower than the best bonds because margins of protection may not be as large or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than is the case with "Aaa" securities. Bonds that are rated "A" possess many favorable investment attributes and are to be considered upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future. Bonds which are rated "Baa" by Moody's are considered medium grade obligations, i.e., they are neither highly protected nor poorly se-cured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over longer periods of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Commercial Paper Ratings. Moody's employs the designations of "Prime-1,"
-------------------------
"Prime-2" and "Prime-3" to indicate the relative capacity of the rated issuers to repay punctually. "Prime-1" is the highest commercial paper rating assigned by Moody's. Issuers of "Prime-1" obligations must have a superior capacity for repayment of short-term promissory obligations, and will normally be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

                        FITCH INVESTORS SERVICE RATINGS

Bond Ratings. Bonds rated "BBB" by Fitch are considered to be in-vestment grade and of satisfactory quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to weaken this ability than with bonds having higher ratings.

                                      A-2